As filed with the Securities and Exchange Commission on April 7, 2015

Registration File No. 333-196392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POST-EFFECTIVE AMENDMENT NO. 1

VOYA INSURANCE AND ANNUITY COMPANY

IOWA

(State or other jurisdiction of incorporation or organization)

41-0991508

(I.R.S. Employer Identification Number)

Voya Insurance and Annuity Company

1475 Dunwoody Drive

West Chester, PA 19380-1478

(610) 425-3400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Neil McMurdie, Esq.

Voya Insurance and Annuity Company

One Orange Way, C2N

Windsor, CT 06095

860-580-2824

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                                                                                                  Accelerated Filer  ☐

Non-accelerated filer  ☑  (Do not check if a smaller reporting company)               Smaller reporting company  ☐

PART I

INFORMATION REQUIRED IN PROSPECTUS

VOYA INSURANCE AND ANNUITY COMPANY

and its Separate Account B

Voya PotentialPLUS Annuity

Contract Prospectus – May 1, 2015

The contract described in this prospectus is a flexible premium deferred combination variable, indexed and fixed annuity contract (the “Contract”) issued by Voya Insurance and Annuity Company (the “Company,” “we,” “us” or “our”).  This prospectus sets forth the information you ought to know before investing.  You should read it carefully and keep it for future reference.

The Contract provides a means for you to allocate Premium and Contract Value to the following Segments and variable Sub-accounts:

•      Indexed Segments. These permit you to receive a rate of return (Index Credits) equal to the percentage change in an applicable Index over the term of the Indexed Segment, up to a predetermined maximum percentage. Index Credits may be positive or negative. If Index Credits are negative, you could lose money on your investment. However, the Index Segment may provide that a specified percentage of any negative change in the Index will be absorbed by the Company (a Buffer). The currently available Indexed Segments are listed on the inside cover.

•      A Sub-account of Variable Annuity Account B (“Separate Account B”), which invests in the Voya Liquid Assets Portfolio.

Amounts not invested in the Indexed Segments or the Voya Liquid Assets Portfolio Subaccount will be allocated to the Interim Segment, which is part of our General Account and earns a guaranteed fixed rate of interest.

There is a substantial risk that you may lose principal in the Indexed Segments because you absorb any losses that are greater than the Buffer for each Indexed Segment.  You also bear the risk that you may receive less than your principal if you invest in a Sub-account and/or if a Surrender Charge is applied to a Surrender or Withdrawal.

The guarantees under the Contract, including the benefits associated with investment in Indexed Segments, are subject to the Company’s financial strength and claims-paying ability and the Contract is not a direct investment in an Index or mutual fund.

Variable and index-linked annuity contracts are complex insurance and investment vehicles and before investing in the Contract, you should discuss with your financial representative whether the Contract is appropriate based upon your financial situation and objectives.

Right To Examine Period.  You may return the contract within 15 days of its receipt (or longer as state law may require or when issued as a replacement contract).  If so returned, unless otherwise noted herein we will promptly pay you the Accumulation Value as of the date the returned contract is received by us.  See page 34 for further information, including state variations.

Exchanges. Your agent should only recommend an exchange (replacement) if it is in your best interest and only after evaluating your personal and financial situation and needs, tolerance for risk and the financial ability to pay for the contract.

How to Reach Us.  To reach Customer Service –

•         Call:  1-800-366-0066

•         Write:  P.O. Box 9271, Des Moines, Iowa 50306-9271

Getting Additional Information.  You may obtain the May 1, 2015, Statement of Additional Information (“SAI”) for the contract without charge by contacting Customer Service at the telephone number and address shown above.  The SAI is incorporated by reference into this prospectus, and its table of contents appears on page 47.  You may also obtain a prospectus or SAI for any of the Funds without charge in the same way.  This prospectus, the SAI and other information about Separate Account B may be obtained without charge by accessing the Securities and Exchange Commission (“SEC”) website, www.sec.gov.  The SEC maintains a web site (www.sec.gov) that contains the SAI, material incorporated by reference, and other information about us, which we file electronically.  The reference numbers assigned to the contract are 333-196391 and 333-196392.  If you received a summary prospectus for an underlying Fund available through the contract, you may obtain a full prospectus and other information free of charge by either accessing the internet address, calling the telephone number or sending an email request to the email address shown on the front of the Fund’s summary prospectus.

The SEC has not approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

NOT:  FDIC/NCUA INSURED; A DEPOSIT OF A BANK; BANK GUARANTEED; NOR INSURED BY ANY FEDERAL GOVERNMENT AGENCY.  MAY LOSE VALUE.

We may pay compensation to broker/dealers whose registered representatives sell the contract.  See page 35.

The Indexed Segments and Sub-account currently open and available to new Premiums and Reallocations under your Contract are:

Indexed Segments:

Index	Segment Term	Buffers Available
MSCI EAFE Index	1 year	10%
NASDAQ 100 Index	1 year	10%
Russell 2000 Index	1 year	10%
S&P 500 Index	1 year	10%

We may, in our discretion, offer other Indexed Segments in the future with different Indexes, different Segment Terms (1, 3, 5 and 7 year Segment Terms may be made available), or different Buffers.  We will notify you of any change in the available Indexed Segments.

Sub-accounts:

Voya Liquid Assets Portfolio (Class I)

Indexed Segment Value on Segment Start Date and Segment End Date  20

Payment of the Proceeds to a Spousal or Non-spousal Beneficiary 31

Misstatement Made by Owner in Connection with Purchase of the Contract  33

Taxation of Gains Prior to Distribution or Annuity Starting Date..39

Glossary

This glossary defines the special terms used throughout the prospectus.  A special term used in only one section of the prospectus is defined there.  The page references are to sections of the prospectus where more information can be found about a special term.

Accumulation Unit Value – The value of an accumulation unit for a Sub-account of Variable Annuity Account B. Each Sub-Account of Variable Annuity Account B has its own accumulation unit value, which may increase or decrease from day to day based on the investment performance of the applicable underlying Fund in which it invests.

Accumulation Value – On the Contract Date, the Accumulation Value equals the Initial Premium paid less any premium tax, if applicable.  At any time after the Contract Date, the Accumulation Value equals the sum of the value for each Indexed Segment, Sub-account and Interim Segment.  See page16.

Additional Premium – Any payment, other than the Initial Premium, made by you and accepted by us for the Contract.  See page 15.

Annuitant – The individual designated by you and upon whose life Annuity Payments are based.  The Annuitant on the Contract Date is shown on the first page of the Contract.  See page 14.

Annuity Commencement Date – The date on which Annuity Payments commence.  See page 3.

Annuity Payments – Periodic payments made by us to you or, subject to our consent in the event the payee is not a natural person, to a payee designated by you.  See page 31.

Annuity Plan – An option elected by you that determines the frequency, duration and amount of the Annuity Payments.  See page 31.

Beneficiary – The individual or entity you select to receive the Death Benefit.  See page 14.

Buffer – The maximum percentage loss that the Company absorbs over the Segment Term before an Indexed Segment will lose value. A Contract Owner bears any loss of value that exceeds the Buffer.  We determine the Buffer that is available with each Indexed Segment.  See page 20.

Business Day – Any day that the New York Stock Exchange (NYSE) is open for trading, exclusive of federal holidays, or any day the Securities and Exchange Commission (SEC) requires that mutual funds, unit investment trusts or other investment portfolios be valued

Cap Rate – The maximum Indexed Change that may be applied at the end of each Segment Term.  It is declared on the Segment Start Date and is guaranteed for the Segment Term.  We determine the Cap Rate that is available with each Indexed Segment.  See page 19.

Cash Surrender Value – The amount you receive upon Surrender of the Contract which equals the greater of (1) the Accumulation Value minus any applicable charges, or (2) the sum of the value of each Indexed Segment, each Sub-account and the Interim Segment Minimum Guaranteed Value minus any applicable charges.  See page 27.

Code – The Internal Revenue Code of 1986, as amended.

Company, we, us or our – Voya Insurance and Annuity Company, a stock company domiciled in Iowa.  See page 8.

Contingent Annuitant – The individual who is not an Annuitant and will become the Annuitant if the named Annuitant dies prior to the Annuity Commencement Date and the Death Benefit is not otherwise payable.  See page 14.

Contract – The flexible premium deferred combination variable, indexed and fixed annuity contract described in this prospectus, together with any attached application, amendments, or Endorsements.

Contract Anniversary – The same day and month each year as the Contract Date.  If the Contract Date is February 29th, in non-leap years, the Contract Anniversary shall be March 1st.

Contract Date – The date on which the Contract becomes effective.  The Contract Date is shown on the first page of the Contract.

Contract Year – The period beginning on a Contract Anniversary (or, in the first Contract Year only, beginning on the Contract Date) and ending on the day preceding the next Contract Anniversary.

Customer Service – Our administrative office that provides customer support services for the Contracts. The address and phone number for Customer Service are shown on page 1.

Death Benefit – The amount payable to the Beneficiary upon death of any Owner (or, if the Owner is not a natural person, upon the death of the Annuitant) prior to the Annuity Commencement Date.  See page 30.

Endorsements – Attachments to the Contract that add to, amend, change, modify or supersede the Contract’s terms or provisions.

Fixed Interest Rate – The declared annual interest rate applicable to an Interim Segment.  The Company determines the interest rate in its sole discretion, subject to a minimum rate guarantee.  See page 27.

Free Amount Percentage – Equals 10% of the Contract’s Accumulation Value as determined on the date of the first Withdrawal during the Contract Year.  This is the amount you may withdraw without any Surrender Charge.  See page 11.

Fund – The mutual fund in which a Sub-account invests.  See page 8.

General Account – An account which contains all of our assets other than those held in our separate account(s).

Index – A securities, bond, exchange-traded fund (“ETF”) or other index used in calculating the return of an investment in and Indexed Segment.  We currently offer Indexed Segments based on the performance of a securities index.  See page 23.

Index Change – The percentage change in an applicable Index during a Segment Term, which is used to calculate the Index Credit under an Indexed Segment.  See page 20.

1

Index Credit – The amount credited to each Premium allocation and Reallocation to an Indexed Segment, which amount is based on the performance of the applicable Index Change as measured over the Segment Term subject to the Buffer and Cap Rate. An Index Credit can be positive or negative, and if negative the Contract Owner could lose money on the investment.   See page 19.

Indexed Segment – an investment option for which the performance is determined based upon a specific Index, Segment Term, Buffer, and Cap Rate.  See page 19.

Index Number – The value of the Index.  It excludes any dividends that may be paid by the firms that comprise the Index.  See page 20.

Initial Premium – The payment made by you to us to put the Contract into effect.  See page 15.

Insurable Interest – A lawful and substantial economic interest in the continued life of a person.  An Insurable Interest does not exist if the Owner’s sole economic interest in the Annuitant arises as a result of the Annuitant’s death.

Interim Segment – A fixed account that is used as a “holding” account for administrative purposes. See page 26.

Irrevocable Beneficiary – A Beneficiary whose rights and interests under the Contract cannot be changed without his, her or its consent.  See page 14.

Joint Owner – An individual who, along with another individual Owner, is entitled to exercise the rights incident to ownership.  Both Joint Owners must agree to any change or the exercise of any rights under the Contract.  The Joint Owner may not be an entity and may not be named if the Owner is an entity.  The Joint Owner, if any, on the Contract Date is shown on the first page of the Contract.  See page 14.

Maturity Date – The Contract Anniversary following the oldest Annuitant’s attainment of age 95 on which the Proceeds are used to determine the amount paid under the Annuity Plan chosen. See page 31.

Notice to Us – Notice made in a form that: (1) is approved by, or is acceptable to, us; (2) has the information and any documentation we determine in our discretion to be necessary to take the action requested or exercise the right specified; and (3) is received by us at Customer Service at the address specified on the first page of the Contract.  Under certain circumstances, we may permit you to provide Notice to Us by telephone or electronically.

Notice to You – Written notification mailed to your last known address.  A different means of notification may also be used if you and we mutually agree.  When action is required by you, the time frame and manner for response will be specified in the notice.

Owner – The individual (or entity) that is entitled to exercise the rights incident to ownership.  The terms “you” or “your,” when used in the Contract, refer to the Owner.  The Owner on the Contract Date is shown on the first page of the Contract.  See page 13.

Premium – Collectively the Initial Premium and any Additional Premium.  See page 15.

Premium Receipt Date – The date a Premium is received by us.

Proof of Death – The documentation we deem necessary to establish death including, but not limited to: (1) a certified copy of a death certificate; (2) a certified copy of a statement of death from the attending physician; (3) a finding of a court of competent jurisdiction as to the cause of death; or (4) any other proof we deem in our discretion to be satisfactory to us.

Qualifying Medical Professional – A legally licensed practitioner of the healing arts who: (1) is acting within the scope of his or her license; (2) is not a resident of your household or that of the Annuitant; and (3) is not related to you or the Annuitant by blood or marriage  See page 11.

Reallocation – Allocations of the value of a Sub-account, Interim Segment or Indexed Segment (at the end of a Segment Term) among available Indexed Segments or Sub-accounts. See page 17.

Right To Examine Period – The period of time during which you have the right to return the Contract for any reason, or no reason at all, and receive the payment as described in the Right To Examine and Return The Contract provision appearing on the first page of the Contract.  See page 34.

Segment End Date – The date on which the Segment Term ends. Segment End Dates are the 24th of each month.

Segment Participation Requirements – The requirements that must be met before Premium may be allocated or Reallocations may be made to an Indexed Segment. See page 17.

Segment Start Date – The date on which the Segment Term begins. Segments Start Dates are the 25th day of each month.

Segment Term – The period beginning on the Segment Start Date and ending on the Segment End Date.

Separate Account – Separate Account B.  Separate Account B is a segregated asset account that supports variable annuity contracts.  Separate Account B is registered as a unit investment trust under the Investment Company Act of 1940 and it also meets the definition of “separate account” under the federal securities laws. See page 8.

Sub-account – A division of Separate Account B that is an investment option under the Contract and invests in an underlying Fund.  See page 9.

Surrender – A transaction in which the entire Cash Surrender Value is taken from the Contract.  See page 27.

Surrender Charge – A charge applied to certain Withdrawals or a Surrender that will reduce the amount paid to you.  See page 11.

Terminal Condition – An illness or injury that results in a life expectancy of twelve months or less, as measured from the date of diagnosis by a Qualifying Medical Professional.

Valuation Period – The time from the close of regular trading on the New York Stock Exchange on one Business Day to the close of regular trading on the next succeeding Business Day.

“We”, “our”, or “us” – When used in the Contract and this prospectus, means Voya Insurance and Annuity Company, a stock company domiciled in Iowa.

Withdrawal – A transaction in which only a portion of the Cash Surrender Value is taken from the Contract.

2

Synopsis – The Contract

This synopsis reviews some important things that you should know about the contract.  We urge you to read the entire prospectus for complete details.  This Synopsis is designed only as a guide.  Certain features and benefits may vary depending on the state in which your contract is issued.

You can use an annuity to save money for retirement and to receive retirement income for life. It is not meant to be used to meet short-term financial goals. The annuity described in this prospectus is a flexible premium deferred combination variable, indexed and fixed annuity contract.  If you purchase the Contract with after-tax money, the Initial Premium must be at least $25,000.  We refer to this type of contract as a non-qualified contract.  If you purchase the Contract with pre-tax money, the Initial Premium must be at least $5,000.  We refer to this type of contract as a qualified contract.  Additional payments, known as Additional Premium, must be at least $1,000 for both qualified and non-qualified contracts.  We may limit Additional Premiums in our sole discretion.

Premiums cannot total more than $1,000,000 unless you receive approval from us.

THE ANNUITY CONTRACT

How does the Contract work?

The Contract is between you and us.  You pay premium into your Contract, and we agree to make payments to you starting when you elect to begin receiving Annuity Payments.

The Contract has an accumulation phase and an income phase.

During the accumulation phase, you can allocate Premiums among two types of investment options:

•         Indexed Segments.  These permit you to receive a rate of return (Index Credits) equal to the percentage change in an applicable Index over the term of the Indexed Segment (the Segment Term), up to a predetermined maximum percentage (the Cap Rate).  Index Credits may be positive or negative. Positive Index Credits are limited by a Cap Rate (e.g. a Cap Rate of 8% will limit Index Credits to 8%, even if the Index Change is greater than 8%).  If Index Credits are negative, you could lose money on your investment. Negative Index Credits will be absorbed by the Company to the extent of any Buffer (e.g. a 10% Buffer will reduce a -15% Index Credit to -5%).  The currently available Indexed Segments are listed on the inside cover to this prospectus.

•         Sub-accounts.  Sub-accounts of Variable Annuity Account B (“Separate Account B”), each which invests in an underlying mutual fund.  Currently, only the Voya Liquid Assets Portfolio Subaccount is available for investment.

Amounts not invested in the Indexed Segments or the Voya Liquid Assets Portfolio Subaccount will be allocated to the Interim Segment, which is part of our General Account and earns a guaranteed fixed rate of interest.  Unlike investments in the Sub-accounts, Index Credits in connection with the Indexed Segments and guaranteed interest in connection with the Interim Segment are obligations for the Company and subject to its claims paying ability.

The Company reserves the right to add Indexed Segments or Indexes, or to cease offering a specific Indexed Segment or Index, or to cease accepting additional Premiums or Reallocations to any Indexed Segment or to the Contract, at any time. Additionally, while there is only one Sub-account currently available, we reserve the right to add additional Sub-accounts in the future. We will provide advance Notice to You of any such change.

During the income phase, we begin to pay money to you.  The income phase begins when you elect to begin receiving Annuity Payments.

If you elect to begin receiving Annuity Payments, we use the Accumulation Value of your Contract to determine the amount of income you will receive.  Depending on the Annuity Plan you choose, you can receive payouts for life or for a specific period of time.  You select the date the payouts start, which we refer to as the Annuity Commencement Date, and how often you receive them.  See page 31 for information about Annuity Payments and Annuity Plans available to you.

What happens if I die?

The Contract has a Death Benefit that pays money to your Beneficiary if the Owner (or the Annuitant if the Owner is not a natural person) dies.  The Death Benefit is equal to the Accumulation Value. See page 30 for more information about the Death Benefit.

3

FEES AND EXPENSES

What fees and/or charges do you deduct from my Contract?

You will pay certain fees and charges while you own the Contract, and these fees and charges will be deducted from your Accumulation Value.  The amount of the fees and charges depend on how your Accumulation Value is allocated.  For specific information about these fees and charges, see page 11.

TAXES

How will payouts and withdrawals from my Contract be taxed?

The Contract is tax-deferred, which means you do not pay taxes on the Contract’s earnings until the money is paid to you.  When you make a Withdrawal, you pay ordinary income tax on the accumulated earnings.  Annuity Plan payments are taxed as Annuity Payments, which generally means that only a portion of each payment is taxed as ordinary income.  You may pay a federal income tax penalty on earnings you withdraw before age 59½.  See page 38 for more information.  Your Contract may also be subject to a premium tax, which depends on your state of residency. See page 12 for more information.

Does buying an annuity contract in a retirement plan provide extra tax benefits?

No.  Buying an annuity contract within an IRA or other tax-deferred retirement plan doesn’t give you any extra tax benefits, because amounts contributed to such plans are already tax-deferred.  Choose to purchase the Contract based on its other features and benefits as well as its risks and costs, not its tax benefits.

OTHER INFORMATION

What else do I need to know?

We may change your Contract from time to time to follow federal or state laws and regulations.  If we do, we will provide Notice to You of such changes in writing.

Compensation:  We may pay the broker-dealer for selling the Contract to you. Your broker-dealer also may have certain revenue sharing arrangements or pay its personnel more for selling the Contract than for selling other annuity contracts.  See page 35 for more information.

Right To Examine the Contract:  You may cancel the Contract by returning it within 15 days of receiving it (or a longer period if required by state law).  See page 34 for more information.

State Variations:  Due to state law variations, the options and benefits described in this prospectus may vary or may not be available depending on the state in which the Contract is issued.  Possible state law variations include, but are not limited to, minimum Premium and, issue age limitations, Right To Examine rights, Annuity Payment options, ownership and interests in the Contract and assignment privileges. This prospectus describes all the material features of the Contract.  To review a copy of the Contract and any Endorsements, contact Customer Service.

Synopsis – Fees and Expenses

The following tables describe the fees and expenses that you will pay when buying, owning, and Surrendering the Contract.

Maximum Transaction Charges

This item shows the maximum transactional fees and charges that you will pay if you take a Withdrawal from or Surrender the Contract and upon transfers between Sub-accounts, if more than one Sub-account is available.

Surrender Charge:  A Surrender Charge will apply to certain Withdrawals or a Surrender according to the schedule below.  The rate of the Surrender Charge is a percentage of the Premium payment withdrawn or surrendered.  A separate Surrender Charge schedule will apply to each Premium and will diminish each year.  The Surrender Charge is deducted from the Contract’s Accumulation Value.

Surrender Charge Schedule:
Full years since Premium Receipt Date	1 2 3 4 5 6 7 8+
Surrender Charge (as a percentage of Premium withdrawn	8% 8% 7% 6% 5% 4% 3% 0%

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Excess Transfer Fee1:  $50

Premium Taxes:  A charge for Premium taxes may also be deducted.  Currently, the premium tax ranges from zero to 3.5%, depending on your state of residence.  See page 12.

Maximum Periodic Fees and Charges

This item describes the current and maximum recurring fees and charges that you will pay periodically during the time that you own the Contract, not including underlying Fund fees and expenses.

Separate Account Annual Expenses

                                                                                                                                Current Amount                 Maximum Amount

Separate Account Fee2                                                                                1.50%                                      2.00%

(as a percentage of Accumulation Value

allocated to the Separate Account)

Total Separate Account Annual Expenses                                             1.50%                                      2.00%

(as a percentage of Accumulation Value

allocated to the Separate Account)

Fund Fees and Expenses

This item shows the minimum and maximum total operating expenses charged by the Funds in which the Sub-accounts invest that you may pay periodically during the time you own the contract.  The minimum and maximum expenses listed below are based on expenses for the Funds’ most recent fiscal year ends without taking into account any fee waiver or expense reimbursement arrangements that may apply.  More detail concerning each Fund’s fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses                                              Minimum             Maximum

(expenses that are deducted from Fund assets,                                         0.28%3                 0.28%3

including management fees, distribution (12b-1)

and/or service fees, and other expenses.)

1.  The charge is assessed on each transfer between Sub-accounts after 12 during a Contract Year (which we refer to as an Excess Transfer). Because only one Sub-account is currently available this charge is currently not applicable.

2.  This fee is accrued and deducted on Business Days as a percentage of and from the value in each variable Sub-account. The charge is not applicable to values allocated to Indexed Segments or the Interim Segment.  The Company will not assess the Separate Account Fee during the income phase. . A Contract Owner’s Separate Account Fee will not change once their Contract is issued.

3.  This is the amount for the Voya Liquid Assets Portfolio (Class I), which is the only Fund currently available.

Example

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction charges, administrative charges, Separate Account annual expenses and Fund fees and expenses.

The Example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the maximum Fund fees and expenses. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If you Surrender or annuitize your Contract at the end of the applicable time period

1 year                     3 years                            5 years                          10 years

$1,028                    $1,303                              $1,604                               $2,580

If you do not Surrender your Contract

1 year                    3 years                             5 years                         10 years

$228                       $703                                $1,204                               $2,580

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Available Allocation Strategies

The Contract provides a means for you to allocate Premium or make Reallocations to one or more allocation strategies.  Two allocation strategies are currently available:

•      Indexed Segments – An Indexed Segment’s value depends on the performance of an Index, the Cap Rate we declare and the Buffer and Segment Term you have selected.  The Index Credit is the percentage change in the Index that is used in calculating the Indexed Segment’s value.  If the percentage change in the Index is positive, a positive Index Credit will be applied up to the Cap Rate for the Indexed Segment selected.  If the percentage change in the Index is negative, the Index Credit will be negative to the extent the percentage change in the Index exceeds the Buffer for the Indexed Segment.  For Withdrawals or a Surrender made prior to the end of a Segment Term a pro-rated Index Cap and Buffer will apply.  One or more Indexed Segments may be available.  Index Credits are recalculated and applied to the Indexed Segment’s value daily.  See page 19.

•         Sub-accounts – You may allocate Premium or make Reallocations to a Sub-account.  See page 9.  Currently, the only available Sub-account is the Sub-account that invests in the Voya Liquid Assets Portfolio.  See page 8.

Which allocation strategy is right for you depends on your investment time horizon, need for liquidity and risk tolerance.  The Contract and the allocation strategies are not designed to be short-term investments.

In addition to the allocation strategies listed above, the Interim Segment is a fixed account that is used as a “holding” account for administrative purposes.  Amounts not invested in the Indexed Segments or Sub-accounts will be held in the Interim Segment and earn a guaranteed fixed rate of interest.   See page 26.

Condensed Financial Information

As of December 31, 2014, the Separate Account B Sub-account(s) available under the contract did not have any assets attributable to the Contract.  Therefore, no condensed financial information is presented herein.

Financial Statements

The statements of assets and liabilities, the statements of operations, the statements of changes in net assets and the related notes to financial statements for Separate Account B and the financial statements and the related notes to financial statements for Voya Insurance and Annuity Company are located in the Statement of Additional Information.

Risk Factors

Purchasing the Contract involves certain risks.  Additional information about these risks appears under “Surrender Charge” on page 11, and “Surrenders and Withdrawals” on page 27.  You should carefully consider your personal tax situation, and the expected U.S. federal income tax treatment, with your  tax and/or legal adviser before you purchase a Contract.  See page 38 for a discussion of some general tax considerations.

Liquidity Risk – The Contract is designed for long-term investment and Premiums should be held for at least the length of the Surrender Charge period.  The Free Amount Percentage provides some liquidity.  However, if you withdraw or Surrender more than the Free Amount Percentage, a Surrender Charge may apply, which could result in loss of principal and earnings.  Because the Contract provides only limited liquidity during the Surrender Charge period, it is not suitable for short-term investment.

Investment Risk for Indexed Segments – The investment risk and return characteristics for Indexed Segments are expected to fall in between those typical of fixed index annuities and those typical of equity mutual funds or variable annuities.  A fixed index annuity typically guarantees principal, and provide returns based in part on the performance of an Index.  A variable annuity does not guarantee principal, and may provide for up to 100% participation in equity or other markets.  Indexed Segments may offer greater upside potential than fixed index annuities, however they will also offer less downside protection and do not provided a guaranteed minimum return (unlike most fixed or fixed index annuities) or guarantee principal.  Long-term returns under the Indexed Segments may be higher than those offered by a typical fixed index annuity, but may be more volatile than under a typical fixed indexed annuity.  The protection provided by a Buffer may make the Indexed Segments more suitable than direct equity investment or a variable annuity for risk-averse Owners but provides more risk than an indexed annuity that guarantees principal.  However, expected long-term returns of the Indexed Segments will be lower than those for equity mutual funds or variable annuities.  Past performance of an Index is not an indication of future performance.

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Loss of Principal in the Indexed Segments – The Index Credit provided by an Indexed Segment could be negative— unlike fixed indexed annuities, which generally provide a guaranteed minimum return.  There is a substantial risk of loss of principal in an Indexed Segment, the return will be negative to the extent the Index’s negative performance during the Segment Term exceeds the Buffer.  For example, if you select an Index Buffer with a 10% Buffer and an Index returns - 40%, you will lose 30% of the value allocated to that Segment.  This means that you could lose up to 80% of the Premium invested in an Indexed Segment with a 20% Buffer and 90% of the Premium invested in an Indexed Segment with a 10% Buffer.  Each Premium invested in an Indexed Segment is subject to this loss during each Indexed Segment Term.  See page 20.  The Buffer is pro-rated with respect to the Indexed Segment’s value surrendered prior to the Segment End Date. To understand how a Buffer is pro-rated, see the “Indexed Segment’s Value prior to an Indexed Segment’s Maturity Date Illustrative Examples” beginning on page 21.  In addition, Surrender Charges may result in a loss of Premium for Withdrawals or a Surrender from an Indexed Segment prior to the end of the Surrender Charge Period.  You are assuming the risk that an investment in an Indexed Segment could offer a negative return.

Loss of Principal Due to Surrender Charge – A Surrender Charge may apply to certain Withdrawals or a Surrender.  A Separate Surrender Charge Schedule will apply to each Premium we receive.  The Surrender Charge is designed to recover the costs we incur in selling the Contract if you request a Surrender or Withdrawal during the first seven years following receipt of each Premium.  Any Surrender Charge could result in the loss of principal and earnings.  You bear the risk of loss that you may receive less than your Premium.  See page 11.

We may Add an Index, Add an Indexed Segment, or Cease to Accept Additional Premiums or Reallocations to an Indexed Segment – We may add Indexed Segments utilizing new Indexes as we deem appropriate, subject to approval by the insurance supervisory official in the jurisdiction in which the Contract is issued.  Additionally, we may cease to accept Additional Premiums to an Indexed Segment utilizing a particular Index at any time in our sole discretion.  We may also cease to accept Reallocations to an Indexed Segment (when you reallocate from one Indexed Segment to another), or cease to permit the Indexed Segment’s value from continuing to be applied to an Indexed Segment at the end of a Segment Term.  The Contract will have at least one Indexed Segment available at all times, although you may not invest in an Indexed Segment with a Segment End date later than the Contract’s Maturity Date.  You bear the risk that we may not add new Indexed Segments using new Indexes, or that Indexed Segments utilizing fewer Indexes will be available than when you bought the Contract.

We may decide to Eliminate an Index – We may eliminate an Index from use in the Indexed Segments under the following conditions: the Index is discontinued by its sponsor; its composition is substantially changed; our agreement with the sponsor of the Index is terminated or we determine that conditions in the capital markets do not permit us to effectively establish reasonable Cap Rates (see page 19) because of extraordinary market volatility or lack of a reasonable number of counterparties with which to hedge our Index Credit payment obligations.  With respect to a particular Indexed Segment, we will not eliminate an Index before the end of the Segment Term utilizing the Index (although we may Substitute it, as discussed below).  In other words, we will not eliminate an Index for an Indexed Segment to which you have made an allocation until the end of the Segment Term.  Rather, in determining to eliminate an Index, we will cease accepting Additional Premiums or Reallocations to Indexed Segments utilizing the eliminated Index, or cease to permit the Indexed Segment’s value from continuing to be applied to such Indexed Segment at the end of the Segment Term, until you no longer have any allocations to Indexed Segments utilizing the Index, at which time the Index will be eliminated.  See page 25.  The Contract will have at least one Indexed Segment available at all times.  You bear the risk that fewer Indexes will be available than when you bought the Contract.

We may need to Substitute an Index – We will substitute an Index only in the event that the Index is discontinued by its sponsor, or the circumstances under which our agreement with the sponsor is terminated do not allow sufficient time for us to eliminate the Index.  If we need to substitute an Index before the end of a Segment Term for an Indexed Segment(s) utilizing the Index, we will designate an Index that is comparable, which means the designated substitute Index would have a similar composition of underlying securities, sufficient liquidity for hedging and recognition in the marketplace.  Also, we will designate a substitute Index that has similar performance.  We will calculate the Index Credit using the performance of the designated substitute Index.  The Index Credit will reflect the Index Change of the designated substitute Index over the Segment Term, but still subject to the same Cap Rate that we declared at the beginning of the Segment Term.  The designated substitute Index may perform differently than the discontinued Index.  See page 25.  You bear the risk that the Index Credit attributable to the designated substitute Index may not be as great as the Index Credit you might have been anticipating based on the discontinued Index.

The Interim Segment is the Default when an Indexed Segment is Eliminated – We will notify you in writing at least 30 days prior to the end of a Segment Term if an Indexed Segment in which you are invested will not be available for renewal.  If we do not receive direction from you regarding that Indexed Segment, at the end of the Segment Term we will make a Reallocation from that Indexed Segment to the Interim Segment.

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The Cap Rate for Indexed Segments is determined on the Segment Start Date – You will not know the Cap Rate for the Indexed Segments you have allocated Premium or made a Reallocation to in advance of the Segment Start Date.  Prior to the Segment Start Date, you may elect a Rate Threshold representing the minimum Cap Rate you are willing to accept.  Premium will remain in the Interim Segment earning a guaranteed fixed rate of interest until a Rate Threshold you set is met or until you provide alternate instructions.  For more information about Rate Thresholds, see page 17.  For more information about Cap Rates, see page 20.

No Ownership of the Underlying Securities in the Indexed Segments. – When you purchase the Contract and allocate Premium or make a Reallocation to an Indexed Segment you are not investing in the Index or in a mutual fund or exchange-traded fund that tracks the Index for the Indexed Segment you select.  Your Index Credit is limited by the Cap Rate which means that your Index Credit will be lower than if you had invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index and the performance is greater than the Cap Rate we declare.  In addition, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the Funds or holders of securities comprising the Indexes would have.

Limitations on Transfers from Indexed Segments – You may make allocations from one Indexed Segment to another Indexed Segment only at the end of a Segment Term.  You can make Withdrawals from the Contract out of an Indexed Segment or Surrender your Contract during the Segment Term, however such Withdrawals or Surrender may be subject to a Surrender Charge and/or positive or negative Index Credits based on pro-rated Cap Rate and Buffer.  This may limit your ability to react to market conditions.

Voya Insurance and Annuity Company

We are an Iowa stock life insurance company, which was originally organized in 1973 under the insurance laws of Minnesota.  Prior to September 1, 2014, we were known as ING USA Annuity and Life Insurance Company.  Prior to January 1, 2004, we were known as Golden American Life Insurance Company.  We are an indirect, wholly owned subsidiary of Voya Financial, Inc. (“Voya®”), which until April 7, 2014, was known as ING U.S., Inc.  In May 2013, the common stock of Voya began trading on the New York Stock Exchange under the symbol "VOYA" and Voya completed its initial public offering of common stock.

Prior to March 9, 2015, Voya was an affiliate of ING Groep N.V. (“ING”), a global financial institution active in the fields of insurance, banking and asset management. On March 9, 2015, ING completed a public secondary offering of Voya common stock (the “March 2015 Offering”) and also completed the sale of Voya common stock to Voya pursuant to the terms of a share repurchase agreement (the “March 2015 Direct Share Buyback”) (the March 2015 Offering and the March 2015 Direct Share Buyback collectively, the “March 2015 Transactions”). Upon completion of the March 2015 Transactions, ING has exited its stake in Voya common stock. As a result of the completion of the March 2015 Transactions, ING has satisfied the provisions of its agreement with the European Union regarding the divestment of its U.S. insurance and investment operations, which required ING to divest 100% of its ownership interest in Voya together with its subsidiaries, including the Company by the end of 2016.

We are authorized to sell insurance and annuities in all states, except New York, and the District of Columbia.  Although we are a subsidiary of Voya, Voya is not responsible for the obligations under the Contract.  The obligations under the Contract are solely the responsibility of Voya Insurance and Annuity Company.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Separate Account B

Separate Account B (“Separate Account B”) was established as a separate account of the Company on July 14, 1988.  It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended (the “1940 Act”).  Separate Account B is a separate investment account used for our variable annuity contracts.  We own all the assets in Separate Account B but such assets are kept separate from our other accounts.

Although we hold title to the assets of the Separate Account, such assets are not chargeable with the liabilities of any other business that we conduct.  Income, gains or losses of the Separate Account are credited to or charged against the assets of the Separate Account without regard to other income, gains or losses of the Company.  All obligations arising under the contracts are obligations of the Company.  All guarantees and benefits provided under the contract that are not related to the Separate Account are subject to the claims of our creditors and the claims paying ability of the Company and our General Account.

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Sub-accounts

Separate Account B is divided into “Sub-accounts.”  Each Sub-account invests directly in shares of a corresponding Fund. While there is only one Sub-account currently available, we reserve the right to add additional Sub-accounts in the future.  Under certain circumstances, we may make certain changes to the Sub-accounts.  For more information, see page 9.

More information about the Sub-account(s) available under the contract is contained below.  You bear the entire investment risk for amounts allocated through a Sub-account to an underlying Fund, and you may lose your principal.  The investment results of the underlying Funds are likely to differ significantly.  There is no assurance that any Fund will achieve its investment objectives.  You should carefully consider the investment objectives, risks and charges and expenses of an underlying Fund before investing.  More information is available in the prospectus for an underlying Fund.  You may obtain a copy of the prospectus for an underlying Fund by contacting Customer Service.  Contact information for Customer Service appears on page 1.

Please work with your investment professional to determine if the available Sub-account(s) may be suited to your financial needs, investment time horizon and risk tolerance.

You may allocate Premium or make Reallocations to the Voya Liquid Assets Portfolio.

Voya Liquid Assets Portfolio

Investment Adviser:          Directed Services LLC

Investment Subadviser:    Voya Investment Management Co. LLC

Investment Objective:       Seeks a high level of current income consistent with the preservation of capital and liquidity.

Sub-account Value

When we allocate Premium or make Reallocations to a Sub-account as described above, we will convert it to accumulation units.  We will divide the amount of the Premium allocated or Reallocation to a particular Sub-account by the value of an accumulation unit for the Sub-account to determine the number of accumulation units of the Sub-account to be held in Separate Account B with respect to your contract.  Each Sub-account of Variable Annuity Account B has its own Accumulation Unit Value.  This value may increase or decrease from day to day based on the investment performance of the applicable underlying Fund.  Shares in an underlying Fund are valued at their net asset value.  The net investment results of each Sub-account vary with its investment performance.

On the Contract Date, the value in a Sub-account equals the amount allocated to that Sub-account, less a charge for premium tax, if applicable.  We calculate the value at the close of each Business Day thereafter as follows:

•         The value in each Sub-account at the close of the preceding Business Day; multiplied by

•         The Sub-account’s Net Return Factor for the current Valuation Period (see below); plus or minus

•         Any transfers to or from the Sub-account during the current Valuation Period; minus

•         Any Withdrawals or Surrender from the Sub-account during the current Valuation Period; minus

•         Applicable taxes, including any premium taxes, not previously deducted, allocated to the Sub-account.

A Sub-account’s Net Return Factor is an Index Number that reflects certain charges under the contract and the investment performance of the Sub-account.  The Net Return Factor is calculated for each Sub-account as follows:

•         The net asset value of the Fund in which the Sub-account invests at the close of the current Business Day; plus

•         The amount of any dividend or capital gains distribution declared for and reinvested in such Fund during the current Valuation Period; divided by

•         The net asset value of the Fund at the close of the preceding Business Day; minus

•         The daily charge (e.g. the Product Charge) for each day in the current Valuation Period.

Changes to a Sub-account and/or Separate Account B

Subject to state and federal law and the rules and regulations thereunder, we may, from time to time, make any of the following changes to Separate Account B with respect to some or all classes of contracts:

•         Offer additional Sub-accounts that will invest in Funds we find appropriate for contracts we issue;

•         Combine two or more Sub-accounts;

•         Close Sub-accounts. We will provide advance notice by a supplement to this prospectus if we close a Sub-account;

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•         Substitute a new Fund for a Fund in which a Sub-account currently invests. In the case of a substitution, the new Fund may have different fees and charges than the Fund it replaced. A substitution may become necessary if, in our judgment:

>      A Fund no longer suits the purposes of your contract;

>      There is a change in laws or regulations;

>      There is a change in the Fund’s investment objectives or restrictions;

>      The Fund is no longer available for investment; or

>      Another reason we deem a substitution is appropriate.

•         Stop selling the contract;

•         Limit or eliminate any voting rights for Separate Account B (as discussed more fully below); or

•         Make any changes required by the 1940 Act or its rules or regulations.

We will not make a change until the change is disclosed in an effective prospectus or prospectus supplement, authorized, if necessary, by an order from the SEC and approved, if necessary, by the appropriate state insurance department(s) and or shareholders.

We will provide Notice to You before we make any of these changes to the Sub-accounts and/or Separate Account B that affect the contracts.

Voting Rights

We will vote the shares of an underlying Fund owned by Separate Account B according to your instructions.  However, if the 1940 Act or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a trust in our own right, we may decide to do so without consulting you.

We determine the number of shares that you have in a Sub-account by dividing the value in that Sub-account by the net asset value of one share of the underlying Fund in which a Sub-account invests.  We count fractional votes.  We will determine the number of shares you can instruct us to vote 180 days or less before a trust shareholder meeting.  We will ask you for voting instructions by mail at least 10 days before the meeting.  If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that Sub-account.  We will also vote shares we hold in Separate Account B that are not attributable to contract Owners in the same proportion.  The effect of proportional voting is that a small number of contract Owners may decide the outcome of a vote.

Separate Account used for Indexed Segments.

Amounts applied to the Indexed Segment will be allocated to a non-unitized separate account established under Iowa law.  A non-unitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest.  Contract holders do not receive a unit value of ownership of assets accounted for in this separate account.  Interests under the Contract are registered under the Securities Act of 1933, but the non-unitized separate account is not registered under the Investment Company Act of 1940.

The risk of investment gain or loss with the assets maintained in the non-unitized separate account is borne entirely by the Company. All Company obligations due to allocations to the non-unitized separate account are contractual guarantees of the Company and are accounted for in the separate account.  All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.  As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Indexed Segments.  Accordingly, it is anticipated that assets relating to the Indexed Segments will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Indexes.

We are not obligated to invest the assets attributable to the Contract according to any particular strategy, except as required by Iowa and other state insurance laws.  Contract Owners do not participate in the investment performance of the assets of the separate account, and Index Credits, and any other benefits provided by the Company are not determined by the performance of the non-unitized separate account.

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Product Regulation

Our products are subject to a complex and extensive array of state and federal tax, securities and insurance laws, and regulations, which are administered and enforced by a number of governmental and self-regulatory authorities.  Specifically, U.S. federal income tax law imposes requirements relating to non-qualified annuity product design, administration, and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code.  (See page 38 for further discussion of some of these requirements).  Failure to administer certain non-qualified contract features (for example, contractual annuity start dates in non-qualified annuities) could affect such beneficial tax treatment.  In addition, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution, and administration.  Failure to meet any of these complex tax, securities, or insurance requirements could subject the Company to administrative penalties, unanticipated remediation, or other claims and costs.

Fees and Expenses

We deduct the following fees and expenses to compensate us for our costs, the services we provide, and the risks we assume under the Contracts.  We incur costs for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts.  Fees and expenses expressed as a percentage are rounded to the nearest hundredth of one percent.  We expect to profit from the charges and may use the profits to finance the distribution of Contracts.  All current charges under the Contract will be determined and applied in a non-discriminatory manner.

Surrender Charge

A Surrender Charge may apply to a Withdrawal or Surrender.  A Surrender Charge may be deducted from the portion of the Accumulation Value being withdrawn or surrendered in the following events:

•         A Withdrawal while an applicable Surrender Charge schedule is in effect in an amount that is greater than 10% of the Contract’s Accumulation Value, as determined on the date of the Withdrawal, which we refer to as the Free Amount Percentage; or

•         A Surrender or Withdrawal while an applicable Surrender Charge schedule is in effect.

The Surrender Charge is designed to recover the costs we incur in selling the Contract if you request a Withdrawal or Surrender during the first seven years following receipt of each Premium.  Each Premium will be subject to its own Surrender Charge schedule, beginning on the date we receive that Premium, which is known as the Premium Receipt Date.  The rate of the Surrender Charge is a percentage of the Premium withdrawn or surrendered.  The percentage imposed at the time of a Withdrawal depends on the number of complete years that have elapsed since the Premium Receipt Date, and for purposes of calculating the Surrender Charges we consider Withdrawals to be taken from Premiums on a first in first out basis (FIFO).  This means that the Initial Premium paid for the Contract will be considered to be withdrawn first and, depending on the amount withdrawn or surrendered, subsequent Premiums will be considered to be withdrawn in the order received from the oldest to the most recent.  For more information regarding the actual order and sources from which Withdrawals will be taken, please see page 28. Surrender Charges will be assessed according to the following schedule.

Surrender Charge Schedule:
Full years since Premium Receipt Date	1 2 3 4 5 6 7 8+
Surrender Charge (as a percentage of Premium withdrawn or surrendered)	8% 8% 7% 6% 5% 4% 3% 0%

No Surrender Charge applies to:

•         The Free Amount Percentage made after the first Contract Anniversary, which is the maximum amount you may withdraw each Contract Year without incurring a Surrender Charge (i.e., 10% of the Contract’s Accumulation Value as determined the date of Withdrawal);

•         The commencement of Annuity Payments; and

•         The portion of a Surrender or Withdrawal in excess of the Free Amount Percentage that is subject to the Required Minimum Distribution (RMD) rules of the Code.

Surrender Charge will not apply to Withdrawal or Surrender for Extended Medical Care or a Terminal Condition.  Extended Medical Care means confinement in a Hospital or Nursing Home prescribed by a Qualifying Medical Professional.  Terminal Condition means an illness or injury that results in a life expectancy of 12 months or less, as measured from the date of diagnosis by a Qualifying Medical Professional.

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For purposes of this waiver:

•         A Hospital or Nursing Home is defined as a hospital or a skilled care or intermediate care nursing facility:

>      Operating as such according to applicable law; and

>      At which medical treatment is available on a daily basis.

Important Note: A Hospital or Nursing Home does not include a rest home or other facility whose primary purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care.

•         A Qualifying Medical Professional is defined as a legally licensed practitioner of the healing arts who:

>      Is acting within the scope of his or her license;

>      Is not a resident of your household or that of the Annuitant; and is not related to you or the Annuitant by blood or marriage.

To qualify for a waiver as a result of Extended Medical Care:

•         You (or any Annuitant, if the Owner is a non-natural person) begin receiving Extended Medical Care on or after the first Contract Anniversary and receive such Extended Medical Care for at least 45 days during any continuous 60-day period; and

•         Your request for a Withdrawal or Surrender, together with satisfactory proof of such Extended Medical Care, must be provided by Notice to Us during the term of such Extended Medical Care or within 90 days after the last day that you received Extended Medical Care.

To qualify for a waiver as a result of a Terminal Condition:

•         You (or any Annuitant, if the Owner is a non-natural person) must first be diagnosed by a Qualifying Medical Professional as having a Terminal Condition on or after the first Contract Anniversary; and

•         Your request for a Withdrawal or Surrender, together with satisfactory proof of such Terminal Condition, must be provided by Notice to Us.

We require the proof of Extended Medical Care or a Terminal Condition to be in writing and, where applicable, attested to by a Qualifying Medical Professional.  We reserve the right in the Contract to require a secondary medical opinion by a Qualifying Medical Professional of our choosing.  We will pay for any such secondary medical opinion.

Overnight Charge

You may choose to have a $20 overnight charge deducted from the net amount of a Withdrawal or Surrender you would like it sent to you by overnight delivery service.

Premium Tax

In certain states, the Premium you pay for the Contract is subject to a premium tax.  A premium tax is generally any tax or fee imposed or levied on us by any state government or political subdivision thereof in consideration of your Premium received by us.  Currently, the premium tax ranges from zero to 3.5%, depending on your state of residence.  We reserve the right in the Contract to recoup the amount of any premium tax from the Accumulation Value if and when:

•         The premium tax is incurred by us;

•         The Proceeds or Accumulation Value, as applicable, are applied to an Annuity Plan; or

•         You take a Withdrawal or Surrender the Contract.

We reserve the right in the Contract to change the amount we charge for the premium tax if you change your state of residence.  We do not expect to incur any other tax liability attributable to the Contract.  We also reserve the right to charge for any other taxes as a result of any changes in applicable law.

Excess Transfer Fee

Currently, only one Sub-account is available so an Excess Transfer Fee cannot be incurred.  If, however, additional Sub-accounts are available in the future, there is a maximum $50 charge for each transfer exceeding 12 during a Contract Year (which we refer to as an Excess Transfer).

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Separate Account Fee

The Separate Account Fee is currently 1.50% of the Accumulation Value allocated to the Separate Account, and the maximum amount that we may charge is 2.00%.  The Separate Account Fee is set on the Contact Date and will not change for the life of that Contract.  The fee is not applied to Accumulation Value applied to Indexed Segments or the Interim Segment.  The fee is deducted from the value in each Sub-account on each Business Day.  This fee compensates us for ongoing administrative and risk related expenses we may incur.  If there are any profits from this fee, we may use them to finance the distribution of the Contracts.

Underlying Fund Expenses

As shown in the prospectuses for the underlying Funds, each underlying Fund deducts management fees from the amounts allocated to it.  In addition, each underlying Fund deducts other expenses which may include service fees that may be used to compensate service providers, including the Company and its affiliates, for administrative and contract owner services provided on behalf of the Fund.  Furthermore, certain underlying Funds may deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of Fund shares.  Fees are deducted from the value of the underlying Fund shares on a daily basis, which in turn affects the value of each Sub-account that purchases Fund shares.  For a more complete description of these fees and expenses, review each prospectus for the underlying Fund.  You should evaluate the expenses associated with the underlying Fund(s) available through the contract before making a decision to invest.

The Company may receive compensation from each of the underlying Funds or their affiliates based on an annual percentage of the average net assets held in that underlying Fund by the Company.  The percentage paid may vary from one Fund company to another.  For certain underlying Funds, some of this compensation may be paid out of 12b-1 fees or service fees that are deducted from underlying Fund assets.  Any such fees deducted from underlying Fund assets are disclosed in the prospectuses for the underlying Fund.  The Company may also receive additional compensation from certain underlying Funds for administrative, recordkeeping or other services provided by the Company to the underlying Funds or their affiliates.  These additional payments may also be used by the Company to finance distribution.  This revenue is one of several factors we consider when determining Contract fees and charges and whether to offer a Fund through our Contracts.  Fund revenue is important to the Company’s profitability, and it is generally more profitable for us to offer affiliated Funds than to offer unaffiliated Funds.

Please note that certain management personnel and other employees of the Company or its affiliates may receive a portion of their total employment compensation based on the amount of net assets allocated to affiliated Funds.  For more information, please see page 35.

The Annuity Contract

The Contract described in this prospectus is a flexible premium deferred combination variable, indexed and fixed annuity contract.  The Contract is non-participating, which means that it will not pay dividends resulting from any of the surplus or earnings of the Company.  We urge you to read the Contract because it defines your rights as an investor.  The Contract consists of any attached application, amendment or Endorsements that are issued in consideration of the Initial Premium paid.  The Contract provides a means for you to allocate Premium and make Reallocations to one or more Indexed Segments and Sub-accounts.  Amounts not allocated to the Indexed Segments and/or Sub-accounts are invested in the Interim Segment, which is part of our General Account and earns a guaranteed fixed rate of interest.

Owner

The Owner is the individual (or entity) entitled to exercise the rights incident to ownership.  The Owner may be an individual or a non-natural person (e.g., a corporation or trust).  We require the Owner to have an Insurable Interest in the Annuitant.  See page 33.  Two individuals may own the Contract, which we refer to as Joint Owners.  Joint Owners must agree to any changes or exercise of the rights under the Contract.  The Death Benefit becomes payable if any Owner dies prior to the Maturity Date.  If the Owner is a non-natural person, the Death Benefit becomes payable if any Annuitant dies prior to the Maturity Date.  See page 30.  We will pay the Death Benefit to the Beneficiary (see below).

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Joint Owner

For Contracts purchased with after-tax money, which we refer to as non-qualified Contracts, Joint Owners may be named in a written request to us at any time before the Contract is in effect.  A Joint Owner may not be an entity, however, and may not be named if the Owner is an entity.  In the case of Joint Owners, all Owners must agree to any change or exercise of the rights under the Contract.  All other rights of ownership must be exercised jointly by both Owners.  Joint Owners own equal shares of any benefits accruing or payments made to them.  In the case of Joint Owners, upon the death of a Joint Owner, we will designate the surviving Joint Owner as the Beneficiary, and the Death Benefit is payable.  See page 30.  This Beneficiary change will override any previous Beneficiary designation.  All rights of a Joint Owner terminate upon the death of that Owner, so long as the other Joint Owner survives, and the deceased Joint Owner’s entire interest in the Contract will pass to the surviving Joint Owner.  Upon the death of any Owner, the Death Benefit is payable to the surviving Joint Owner, except in the case of a surviving Joint Owner who is the spouse of the deceased Joint Owner, the Contract may be continued and the Death Benefit will be payable if the surviving Joint Owner dies prior to the Maturity Date.  See page 31 for more information about the rights of a surviving Joint Owner.

Annuitant and Contingent Annuitant

The Annuitant is the individual upon whose life the Annuity Payments are based.  The Annuitant must be a natural person, who is designated by you at the time the Contract is issued.  There may be two Annuitants.  If you do not designate the Annuitant, the Owner will be the Annuitant.  In the case of Joint Owners, we will not issue a Contract if you have not designated the Annuitant.  If the Owner is a non-natural person, an Annuitant must be named.  We require the Owner to have an Insurable Interest in the Annuitant.  See page 33.

You may name a Contingent Annuitant.  A Contingent Annuitant is the individual who will become the Annuitant if all named Annuitants die prior to the Maturity Date.

Neither the Annuitant nor the Contingent Annuitant can be changed while he or she is still living.  Permitted changes to the Annuitant:

•         If the Owner is an individual, and the Annuitant dies before the Maturity Date, the Contingent Annuitant, if any, will become the Annuitant, if two Owners do not exist.

•         Otherwise, the Owner will become the Annuitant if the Owner is a natural person

•         If two individual Owners exist, the youngest Owner will become the Annuitant.

•         The Owner, or Joint Owners, must name an individual as the Annuitant if the Owner is age 95 or older as of the date of the Annuitant’s death.  We require the Owner to have an Insurable Interest in the Annuitant.  See page 33.

If the Owner is a non-natural person, and any Annuitant dies before the Maturity Date, we will pay the Death Benefit to the designated Beneficiary (see below).  There are different distribution requirements under the Code for paying the Death Benefit on a Contract that is owned by a non-natural person.  You should consult your tax and/or legal adviser for more information if the Owner is a non-natural person.

Beneficiary

The Beneficiary is the individual or entity designated by you to receive the Death Benefit.  The Beneficiary may become the successor Owner if the Owner, who is a spouse, as defined under U.S. federal law, dies before the Annuity Commencement Date or the Maturity Date, as applicable.  The Owner may designate a Contingent Beneficiary, who will become the Beneficiary if all primary Beneficiaries die before any Owner (or any Annuitant if the Owner is a non-natural person).  The Owner may designate one or more primary Beneficiaries and Contingent Beneficiaries.  The Owner may also designate any Beneficiary to be an Irrevocable Beneficiary.  An Irrevocable Beneficiary is a Beneficiary whose rights and interest under the Contract cannot be changed without the consent of such Irrevocable Beneficiary.

Payment of the Death Benefit to the Beneficiary:

•         We pay the Death Benefit to the primary Beneficiary (unless there are Joint Owners, in which case the Death Benefit is paid to the surviving Owner(s)).

•         If all primary Beneficiaries die before any Annuitant or any Owner, as applicable, we pay the Death Benefit to any Contingent Beneficiary.

•         If there is a sole natural Owner and no surviving Beneficiary (or no Beneficiary is designated), we pay the Death Benefit to the Owner’s estate.

•         If the Owner is not a natural person and all Beneficiaries die before the Annuitant (or no Beneficiary is designated), the Owner will be deemed to be the primary Beneficiary.

•         One or more individuals may be a Beneficiary or Contingent Beneficiary.

•         In the case of more than one Beneficiary, we will assume any Death Benefit is to be paid in equal shares to all surviving Beneficiaries in the same class (primary or contingent), unless you provide Notice to Us directing otherwise.

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We will deem a Beneficiary to have predeceased the Owner if:

•         The Beneficiary died at the same time as the Owner;

•         The Beneficiary died within 24 hours after the Owner’s death; or

•         There is insufficient evidence to determine that the Beneficiary and Owner died other than at the same time.

The Beneficiary may decide how to receive the Death Benefit, subject to the distribution requirements under Section 72(s) of the Code.  You may restrict a Beneficiary’s right to elect an Annuity Plan or receive the Death Benefit in a single lump-sum payment.

Change of Owner or Beneficiary

You may transfer ownership of a non-qualified Contract before the Maturity Date.  The new Owner’s age may not be greater than age 85, or the age of the current Owner, at the time.  We require any new Owner to have an Insurable Interest in the Annuitant.  See page 33.  You have the right to change the Beneficiary unless you have designated such person as an Irrevocable Beneficiary at any time prior to the Maturity Date.  Notice to Us is required for any changes pursuant to the Contract.  Any such change will take effect as of the date Notice to Us is received and not affect any payment made or action taken by us before recording the change.  A change of Owner likely has tax consequences.  See page 38 for more information.

Contract Purchase Requirements

We will issue a Contract so long as the Annuitant and the Owner (if a natural person) are age 80 or younger at the time of application.  An Insurable Interest must exist at the time we issue the Contract.  In purchasing the Contract, you will represent and acknowledge that the Owner has an Insurable Interest in the Annuitant.  We require the agent/registered representative to confirm on the application that the Owner has an Insurable Interest in the Annuitant.  Insurable Interest means the Owner has a lawful and substantial economic interest in the continued life of the Annuitant.  See page 33.

The minimum initial payment (which we refer to as the Initial Premium) must be at least $5,000 for qualified Contracts and at least $25,000 for non-qualified Contracts.  We currently accept as the Initial Premium payments from multiple sources involving transfers and exchanges identified on the application and received no more than 45 days after our receipt of the application.

We accept Additional Premium, subject to our right in the Contract to limit or refuse to accept Additional Premium in our sole discretion.  Each Additional Premium must be at least $1,000.  Under certain circumstances, we may waive the minimum payment requirement for Premiums.  We will not accept Additional Premium if the Annuitant or the Owner (if a natural person) are age 85 or older when the Additional Premium is received.

If your Premium payment was transmitted by wire order from your agent/registered representative (broker-dealer), we will follow one of the following two procedures after we receive and accept the wire order and investment instructions.  Which procedure depends on whether your state or agent/registered representative (broker-dealer) requires a paper application to issue the Contract.

•         If an application is required, we will issue the Contract along with a Contract acknowledgement and delivery statement, but we reserve the right to void the Contract if we are not in receipt of a properly completed application within 5 days of receiving the Initial Premium.  We will refund the Accumulation Value plus any charges we deducted, and the Contract will be voided.  We will return the Premium when required.

•         When an application is not required, we will issue the Contract along with a Contract acknowledgement and delivery statement.  We require you to execute and return the Contract acknowledgement and delivery statement.  Until you do, we will require a signature guarantee, or notarized signature, on certain transactions prior to processing.

Our prior approval is required for Premiums that would cause the Premiums of all annuities you maintain with the Company or its affiliates to exceed $1,000,000.

Anti-Money Laundering

In order to protect against the possible misuse of our products in money laundering or terrorist financing, we have adopted an anti-money laundering program satisfying the requirements of the USA PATRIOT Act and other current anti-money laundering laws. Among other things, this program requires us, our agents and customers to comply with certain procedures and standards that serve to assure that our customers’ identities are properly verified and that Premiums and loan repayments are not derived from improper sources.

Under our anti-money laundering program, we may require policy Owners, insured persons and/or beneficiaries to provide sufficient evidence of identification, and we reserve the right to verify any information provided to us by accessing information databases maintained internally or by outside firms.

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We may also refuse to accept certain forms of Premium payments or loan repayments (traveler’s checks, cashier's checks, bank drafts, bank checks and treasurer's checks, for example) or restrict the amount of certain forms of Premium payments or loan repayments (money orders totaling more than $5,000.00, for example).  In addition, we may require information as to why a particular form of payment was used (third party checks, for example) and the source of the funds of such payment in order to determine whether or not we will accept it.  Use of an unacceptable form of payment may result in us returning the payment and not issuing the Contract.

Applicable laws designed to prevent terrorist financing and money laundering might, in certain circumstances, require us to block certain transactions until authorization is received from the appropriate regulator.  We may also be required to provide additional information about you and your policy to government regulators.

Our anti-money laundering program is subject to change without notice to take account of changes in applicable laws or regulations and our ongoing assessment of our exposure to illegal activity.

Availability of the Contract

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes.  The tax-deferred feature is more attractive to people in high federal and state tax brackets.  You should not buy the Contract if:

•         You are looking for a short-term investment;

•         You cannot risk getting back an amount less than your initial investment; or

•         Your assets are in a plan that already provides for tax-deferral and you can identify no other benefits in purchasing the Contract.

When considering an investment in the Contract, you should consult with your investment professional about your financial goals, investment time horizon and risk tolerance.

Replacing an existing insurance contract with the Contract may not be beneficial to you.  Before purchasing the Contract, you should determine whether your existing contract will be subject to any fees or penalties upon termination of such contract.  You should also compare the fees and charges, coverage provisions and limitations, if any, of your existing contract to the Contract.

Individual Retirement Accounts, or IRAs, and other qualified plans already have the tax-deferral feature found in the Contract.  For an additional cost, the Contract provides other features and benefits, which other plans may not provide.  You should not purchase a qualified Contract unless you want these other features and benefits, taking into account their cost.  See page 47.

Crediting of Premium Payments

We will process your Initial Premium within 2 Business Days of receipt and allocate it according to the instructions you specify, so long as the application and all information necessary for processing the Contract is complete.  We will process Additional Premium payments within 1 Business Day if we receive all information necessary.

In the event that your application is incomplete for any reason, we are permitted to retain your Initial Premium for up to 5 Business Days while attempting to complete it.  If the application cannot be completed during this time, we will inform you of the reasons for the delay.  We will also return the Initial Premium promptly.  Once you complete the application, we will process your Initial Premium within 2 Business Days and allocate it according to your instructions.  On Additional Premium, we will ask about any missing information.  Additional Premium will be allocated in the same proportion as the payment of Initial Premium, unless you specify otherwise.

Accumulation Value

We determine your Accumulation Value for your Contract on a daily basis beginning on the Contract Date.  On the Contract Date, the Accumulation Value equals the Initial Premium paid less any premium tax, if applicable.  At any time after the Contract Date, the Accumulation Value equals the sum of the value for Indexed Segment, the value of the Sub-accounts and the value of the Interim Segment.  The method used to determine the value for the Sub-accounts, the Indexed Segments and the Interim Segment are described on pages 16, 20 and 27 respectively.

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Administrative Procedures

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements.  Please be advised that the risk of a fraudulent transaction is increased with telephonic or electronic instructions (for example, a facsimile Surrender request form), even if appropriate identifying information is provided.

Other Contracts

We and our affiliates offer various other products with different features and terms than the Contracts.  These products have different benefits, fees and charges, and may or may not better match your needs.  Please consult your agent/registered representative if you are interested in learning more information about these other products.

Allocations

You elect the Indexed Segments and Sub-accounts to allocate your Premium or to make Reallocations.  As discussed below, your allocation instructions must select the Sub-accounts and Indexed Segment(s) you wish to allocate to and may include a Rate Threshold for each Indexed Segment unless you select Dollar Cost Averaging as described below.  For Indexed Segments, during the time between the Premium Receipt Date and the next Segment Start Date and during periods when all the Segment Participation Requirements are not met, Premiums will be invested in the Interim Segment and earn a guaranteed fixed rate of interest.  You may make changes to your allocation instructions at any time prior to the close of business on the Segment Start Date.

Segment Participation Requirements for Indexed Segments

In order for Premium to be allocated or a Reallocation to be made to an Indexed Segment on a Segment Start date the Segment Participation Requirements must be met for the applicable Indexed Segment.  If Premium is to be allocated or a Reallocation is to be made to multiple Indexed Segments, Premium or Reallocations will be allocated only to those Indexed Segments whose Segment Participation Requirements are met.

The following Segment Participation Requirements must be met on a Segment Start Date in order for Premium or Accumulation Value to be allocated to an Indexed Segment:

•         The Indexed Segment is available;

•         The Indexed Segment does not have an Segment Term that extends beyond your Annuity Commencement Date; and

•         The declared Cap Rate for the Indexed Segment is equal to or greater than the Rate Threshold (described below), if any, which you may have set.

Rate Threshold for Indexed Segments

You may select a Rate Threshold for each Indexed Segment that you wish to allocate Premium or to make Reallocations.  For Indexed Segments, your Premium or Reallocation will not be allocated to the Indexed Segment unless the Cap Rate is greater than or equal to the Rate Threshold.  The Rate Threshold you set represents the minimum Cap Rate you find acceptable for a particular Indexed Segment, and setting a high Rate Threshold may result in amounts remaining invested in the Interim Segment for an extended period of time.  We may limit the availability of Rate Thresholds above a certain percentage, and these limits may change from time to time.

A Rate Threshold will remain in effect with respect to an Indexed Segment until changed by you.  Contact Customer Service (contact information for Customer Service appears on page 1) or your agent/registered representative for information about any limits on Rate Thresholds.  The Cap Rate is discussed more fully on page 20.  It is important to understand that you will not know the Cap Rate for an Indexed Segment prior to the allocation of Premium or Reallocation on the Segment Start Date.  Once Premium has been invested in an Indexed Segment, you will not be able to reallocate the value in that Indexed Segment to another Indexed Segment or to a Sub-account prior to the end of the Segment Term, which could be as long as seven years.  Withdrawals from an Indexed Segment or a Surrender of the Contract will be subject to any applicable Surrender Charges.

Initial Allocation to an Indexed Segment

You may make allocations of Premium or Reallocations (from the Sub-accounts, the Interim Segment or other Indexed Segments) to one or more Indexed Segments.  All allocations of Premium and Reallocations must be in whole percentages that total 100%. All Premium allocations to an Indexed Segment will be initially held in the Interim Segment until a Segment Start Date.

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If the applicable Segment Participation Requirements for the Indexed Segment you have selected are met on the first Segment Start Date following the allocation of Premium or Reallocation, the Premium or Reallocation will be automatically allocated to that Indexed Segment.  If the Segment Participation Requirements are not met, then that portion of the Premium or amount reallocated will remain in or be transferred to the Interim Segment.  With respect to values remaining or transferred to the Interim Segment, each subsequent month on the Segment Start Date, if the Segment Participation Requirements for the Indexed Segment are met, that value will be allocated to the applicable Indexed Segment. You may change your allocation or modify or remove the Rate Threshold for values in the Interim Segment at any time up to the close of business on the day prior to the Segment Start Date.  You may set only one Rate Threshold per Indexed Segment at a time.  Setting a Rate Threshold higher that the Cap Rate currently offered by the Company will result in amounts being transferred to or remaining invested in the Interim Segment and earning a guaranteed fixed rate of interest until a subsequent Segment Start Date when a Cap Rate is declared that is equal to or exceeds your designated Rate Threshold.

Reallocations at the End of a Segment Term.

We will provide Notice to You prior to the end of a Segment Term. The notice will specify the Indexed Segments that will be available at the next Segment Start Date.  You may submit Reallocation instructions with respect to the value allocated to that Indexed Segment (including a new Rate Threshold for the current Indexed Segment or a different Indexed Segment) to us at any time up to the close of business prior on the Segment Start Date.  You may make a Reallocation to any available Indexed Segment or Sub-account provided that you may not make a Reallocation to an Indexed Segment whose Segment End Date is later than your Contract’s Maturity Date.

At the end of a Segment Term, the value in the expiring Indexed Segment will be allocated according to the Reallocation instructions you provided.  If you do not provide Reallocation instructions, the value in the Indexed Segment will be automatically reallocated to the same Indexed Segment provided the Segment Participation Requirements are met.  If the Segment Participation Requirements are not met, including the designated Rate Threshold, the value in the Indexed Segment will be reallocated to the Interim Segment and earn a guaranteed fixed rate of interest.  Unless you provide a new Rate Threshold and/or new allocation instructions, the Rate Threshold previously provided for the ending Segment Term will continue to apply.

Dollar Cost Averaging

Dollar cost averaging or DCA is available for initial allocations of Premiums and Reallocations.  The Interim Segment serves as the source account from which we will, on a monthly basis, automatically transfer a set dollar amount of money to the Indexed Segment or Sub-account you specify.  You may participate in dollar cost averaging by providing Notice to Us of your election to participate. There is no additional charge for dollar cost averaging.  You also set the duration you would like the Premium to be invested over.  The maximum duration is 12 months. You may not set a Rate Threshold (or minimum declared Cap Rate) in connection with the DCA program. Consequently, by electing to DCA into the Indexed Segments you bear the risk that Cap Rates on amounts allocated to an Indexed Segment under the DCA program will be less than a minimum Cap Rate that you would otherwise elect through use of a Rate Threshold.

The minimum monthly transfer amount is $100. We will transfer all your money allocated to the Indexed Segments you specify in equal payments over the relevant duration.  The last payment will include earnings accrued in the Interim Segment over the duration. DCA may be subject to limited availability in connection with systematic Withdrawals.  The transfer date for each allocation into an Indexed Segment will be the Segment Start Date each month.  If, on any Segment Start Date, the value in the Interim Segment is equal to or less than the amount you have elected to allocate, the entire amount will be allocate and the program will end.  You may terminate the DCA at any time by sending Notice to Us at least 7 days before the next Segment Start Date.

DCA will allow you to invest Premium in the Indexed Segments at different Cap Rates (for Indexed Segments) and is designed to lessen the impact of Cap Rate fluctuation on your investment.  Therefore, investment in Indexed Segments with higher average Cap Rate may be achieved over the long term; however, we cannot guarantee this.  DCA does not guarantee that you will earn a profit or be protected against losses.  You should consider your ability to withstand periods of potentially significantly fluctuating Cap Rates.

We may modify, suspend or terminate DCA. We will send Notice to You in advance. Such modification, suspension or termination, however, will apply prospectively only and will not affect any DCAs in effect at the time.

If an Indexed Segment you have selected is not available on a Segment Start Date, any amount in the dollar cost averaging account destined for that Indexed Segment will remain in the Interim Segment until it becomes available or you provided different instructions.

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The Indexed Segments

Indexed Segments

You may allocate Premium to one or more Indexed Segments.  The Contract will have at least one Indexed Segment available at all times. There is no guarantee that the same or similar Indexed Segments as those currently offered will be available for future new Premiums or for Reallocations.  We reserve the right to add Indexed Segments (Indexes, Segment Terms and/or Buffers) or to cease offering a specific Indexed Segments (Indexes, Segment Terms and/or Buffers) or accepting Additional Premiums or Reallocations to any Indexed Segment or to the Contract, at any time.

You may elect to allocate any portion of Premiums or make Reallocations to Indexed Segments.  Each Indexed Segment has a corresponding Index, Segment Term and Buffer.  Allocations to Indexed Segments do not constitute ownership in the Index or in a mutual fund or exchange-traded fund that tracks the Index for the Indexed Segment.  Each Indexed Segment will also have a Cap Rate, which is determined by us on the Segment Start Date.  Unlike other investment products that track an Index, mutual fund or exchange-traded fund, positive investment performance in the Indexed Segments are subject to Cap Rates.  The currently available Indexed Segments are listed on the inside cover of this prospectus.

We reserve the right to cease offering one or more Indexed Segments and/or to offer different Indexed Segments. Some Indexed Segments may be available only for new Premiums, only for Reallocations or only for Reallocations from the same Indexed Segment at the end of such Indexed Segment’s Segment Term.  You may allocate Premium or make Reallocations to any available Indexed Segment provided that the Segment Participation Requirements are met.

Segment Term

For the Indexed Segments, the Segment Term is the period over which the Index Credit is calculated and Cap Rate is guaranteed.  Each Indexed Segment has its own separate Segment Term.  The Segment Term begins on the Segment Start Date for such Premium in the Indexed Segment.  The Segment End Date is the 24th day of the month that the Segment Term Ends.

For example, an Index Term with a Segment Start Date of June 25, 2015 and a 1 year Segment Term would end on June 24, 2016.  Therefore, the subsequent Segment Term begins on the applicable Segment Start Date and ends on the day before the anniversary of the Segment Start Date in the final year of that Segment Term.

Index Credit

Index Credits are calculated as the Index Change, subject to the applicable the Cap Rate and Buffer.  The Index Change, Cap Rate and Buffer are described in more detail below.  The Indexed Segment’s value may increase or decrease through positive or negative Index Credits.

The following table summarizes how the Index Credit is determined based on the Index Change.

If the Index Change is:	Then the Index Credit will Equal:
• Positive and greater than or equal to the Cap Rate	• The Cap Rate
• Positive, but less than the Cap Rate	• The Index Change
• Negative but is greater than the Buffer	• 0%
• Negative and less than the Buffer	• The Index Change, offset by the Buffer

The Cap Rate, Buffer and the Index Credit are rates of return for the entire Segment Term (from the Segment Start Date to the Indexed Segment’s Maturity Date), NOT annual rates of return, even if the Segment duration is longer than one year.  Accordingly, the Index Change and the Rate Threshold are also not annual rates.

The performance of the Index, the Cap Rate and the Buffer are all measured from the Segment Start Date to the Indexed Segment’s Maturity Date, and the Cap Rate and Buffer apply if you hold the Indexed Segment until the Indexed Segment’s Maturity Date.

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Index Change

The Index Change for an Indexed Segment is calculated using the following formula:

Index Change =           (i) – (ii)_
   (ii)

Where:

(i) Is the value of the Index (which we refer to as the Index Number) as of the date the Index Change is calculated; and

(ii) Is the Index Number as of the start of the Segment Term.

We convert the decimal to the equivalent percentage to determine the Index Change.

Cap Rate

The Cap Rate is the maximum Index Change that may be applied at the end of the Segment Term.  On each Segment Start Date, we will declare a new Cap Rate that is guaranteed for the Segment Term.  The Cap Rate may vary by Indexed Segment. Because you will not know the Cap Rate in advance of the Segment Start Date, you should set a Rate Threshold if you do not wish to invest in an Indexed Segment with a Cap Rate below a certain rate. See page 17 for more information about setting a Rate Threshold.

The Cap Rate is a declared factor and is set by us in our sole discretion.  While we have no specific formula for determining the Cap Rate for an Indexed Segment, we may consider various factors, such as the yields available on the fixed income securities we use to support our guarantees under the Contract.  An increase in the yields could have a corresponding impact on the Cap Rates and vice versa.  The Cap Rates could be similarly impacted by the costs to hedge these investments using derivatives, for example, options and futures contracts.  Also, we may consider the level of compensation we pay for the promotion and sale of the Contract and our administrative expenses, in addition to regulatory and tax requirements, and general economic trends and competitive factors. Our current business practice is to match Indexed Segment renewal Cap Rates with currently available Indexed Segment new money Cap Rates.  However, we reserve the right to change this practice at any time and do not guarantee that Indexed Segment renewal Cap Rates will match Indexed Segment new money Cap Rates.

Buffer

The Buffer is the amount of any negative Index Change that will be absorbed by the Company.  If the Index Change is negative, the Index Change is offset by the amount of the Buffer.  For example, if you have selected an Indexed Segment with a 10% Buffer and the Index Change is -30% then the Indexed Segment’s value would be reduced by 20%.

The Buffer is set by us in our sole discretion.  Not all Buffers may be available for each Index and Segment Term.  Generally, Indexed Segments with larger Buffers will tend to have lower Cap Rates than Indexed Segments with smaller Buffers using the same Index and with the same Segment Term. The currently available Buffers are listed in the Segment chart on the inside cover of this prospectus.  There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the Buffer for any Indexed Segment you chose to invest in.  Currently, a 10% Buffer is the only Buffer available.

Indexed Segment Value on Segment Start Date and Segment End Date

On the Segment Start Date, an Indexed Segment’s value is equal to the Premium allocated or Reallocation to the Indexed Segment, less any premium tax, if applicable.

On the Segment End Date, the Indexed Segment’s value equals:

•         The Indexed Segment’s value on the Segment Start Date; multiplied by

•         (1+ the applicable Index Credit).

Important Note:  If you make a Withdrawal prior to the end of a Segment Term, for the remainder of the Segment Term, the Index Credit is proportionately reduced by the percentage amount that the Withdrawal reduced the Indexed Segment’s value on the day of the Withdrawal. See Prorate Factor below.

Indexed Segment Value During the Segment Term

The Prorate Factor will be used in determining an Indexed Segment’s value during the Segment Term.  We use the following formula to determine the Prorate Factor:

Prorate Factor =     Number of days elapsed in Segment Term

          Number of days in Segment Term

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We then apply the Prorate Factor by multiplying the Prorate Factor by the Indexed Segment’s Cap Rate and Buffer.  The same methodology we use to determine an Index Credit at the end of the Segment Term is then used to calculate the Index Credit using the prorated Cap Rate and Buffer.  The Index Credit may be positive or negative:

Before the Segment End Date, the Indexed Segment’s value equals:

•         The Indexed Segment’s value on the Segment Start Date; multiplied by

•         (1+ the applicable Index Credit) where the Index Credit is calculated by applying the Prorate Factor to the Indexed Segment Cap Rate and Buffer.

Withdrawal Adjustments

A Withdrawal from an Indexed Segment during a Segment Term reduces the Indexed Segment’s value that is available to participate in Index Credit for the remainder of the Segment Term.

If a Withdrawal from an Indexed Segment occurs before the end of the Segment Term, for the remainder of the Segment Term, we calculate the Indexed Segment’s value using a Withdrawal Adjustment.  The Withdrawal Adjustment is determined using the following formula:

Withdrawal Adjustment = Indexed Segment’s value Before Withdrawal – Withdrawal Amount

Indexed Segment’s value Before Withdrawal

If Withdrawals have already been made during the Segment Term, the result of the above formula is multiplied by the Withdrawal Adjustment for the previous Withdrawal to determine the Withdrawal Adjustment for the current Withdrawal.

On or before the Segment End Date, after a Withdrawal, the Indexed Segment’s value equals:

•         The Indexed Segment’s value on the Segment Start Date; multiplied by

•         A Withdrawal Adjustment for any Withdrawal from the Indexed Segment during the Segment Term; plus

•         The result multiplied by (1+ the applicable Index Credit) where the Index Credit is calculated by applying the Prorate Factor to the Indexed Segment Cap Rate and Buffer.

Premium taxes are deducted from the calculation of Indexed Segment’s value, as applicable.

For days other than Business Days, Index Credits are determined using Index Values from the previous Business Day.

Indexed Segment’s Value on an Indexed Segment’s Maturity Date Illustrative Examples:

The following examples show how we calculate an Indexed Segment’s value, using the formula indicated above, on $100,000 of Premium allocated to an Indexed Segment.  The Premium is allocated until the end of the Segment Term.

Illustrative Example #1 – Negative Index Performance that is Offset by the Buffer

For purposes of this example: (ii) is the Index Number as of the Segment Start Date, which is 1,000; (i) is the Index Number as of the Segment End Date, which is 940; the Index Buffer is 10% and the Cap Rate is 15%.

Step One is to determine the Index Change: (940-1000)/1,000 = (-0.06), which, when converted to the equivalent percentage is -6%.

Because the Index Change is negative, Step Two is to compare the Index Change to the Buffer.  Because the offset provided by the Buffer (10%) is larger than the Index Change (-6%), the Index Credit is 0%.

Step Three is to apply the Index Credit to the amount allocated to the Indexed Segment: $100,000 (1 + 0%) = $100,000.

Thus, the Indexed Segment’s value remains $100,000.

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Illustrative Example #2 – Negative Index Performance that is Partially Offset by the Buffer

For purposes of this example: (ii) is the Index Number as of the  Segment Start Date, which is 1,000; (i) is the Index Number as of the Segment End Date, which is 880; the Index Buffer is 10% and the Cap Rate is 15%.

Step One is to determine the Index Change: (880-1000)/1,000 = (-0.12), which, when converted to the equivalent percentage is -12%.

Because the Index Change is Negative, Step Two is to compare the Index Change to the Buffer.  The Index Credit is the Index Change (-12%) offset by the Buffer (10%).  In this example, the Index Credit is -2%.

Step Three is to apply the Index Credit to the amount allocated to the Indexed Segment: $100,000 x (1 + -2%) = $98,000.

Thus, the Indexed Segment’s value is reduced to $98,000.

Illustrative Example #3 – Positive Index Performance that is Greater Than the Cap Rate

For purposes of this example: (ii) is the Index Number as of the Segment Start Date, which is 1,000; (i) is the Index Number as of the Segment End Date, which is 1170; and the Cap Rate is 15%.

Step One is to determine the Index Change: (1170-1000)/1,000 = 0.17, which, when converted to the equivalent percentage is 17%.

Because the Index Change is Positive, Step Two is to compare the Index Change to the Cap Rate.  The Index Credit is the lesser of the Cap Rate (15%) or the Index Change (17%).  In this example, since Index Change is greater than the Cap Rate, the Index Credit is equal to the Cap Rate: 15%.

Step Three is to apply the Index Credit to the amount allocated to the Indexed Segment: $100,000 x (1 + 15%) = $115,000.

Thus, the Accumulation Value allocated to the Indexed Segment is increased to $115,000.

Illustrative Example #4 – Positive Index Performance that is Less than the Cap Rate

For purposes of this example: (ii) is the Index Number as of the start of the Segment Start Date, which is 1,000; (i) is the Index Number as of the Segment End Date, which is 1080; and the Cap Rate is 15%.

Step One is to determine the Index Change: (1080-1000)/1,000 = 0.08, which, when converted to the equivalent percentage is 8%.

Because the Index Change is Positive, Step Two is to compare the Index Change to the Cap Rate.  The Index Credit is the lesser of the Cap Rate (15%) or the Index Change (8%).  In this example, since the Index Change is less than the Cap Rate, the Index Credit is equal to the Index Change: 8%.

Step Three is to apply the Index Credit to the amount allocated to the Indexed Segment: $100,000 x (1 + 8%) = $108,000.

Thus, the Indexed Segment’s value is increased to $108,000.

Indexed Segment’s Value prior to an Indexed Segment’s Maturity Date Illustrative Examples:

The following examples show how we calculate an Indexed Segment’s value, using the formula indicated above, on $100,000 of Premium, after 6 months of a 1 year Segment Term.

Illustrative Example #1 – Negative Index Performance that is Offset by prorated Buffer, half of Segment Term Elapsed

For purposes of this example: (ii) is the Index Number as of the start of the Segment Start Date, which is 1,000; (i) is the Index Number after half of the Segment Term has elapsed, which is 940; the Index Buffer is 10% and the Index Cap is 15%.

Step One is to determine the Index Change: (940-1000)/1,000 = (-0.06), which, when converted to the equivalent percentage is -6%.

Because the Index Change is negative, Step Two is to calculate the Buffer,  using the Prorate Factor to reflect that 50% of the Segment Term has elapsed:  - 10% x 0.5 = - 5%

Step Three is to compare the Index Change to the prorated Buffer.  The Index Credit is the Index Change (-6%) less the Index Buffer   (-5%).  In this example, the Index Credit is -1%.

Step Four is to apply the Index Credit to the Indexed Segment’s value: $100,000 x (1 + -1%) = $99,000.

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Illustrative Example #2 – Positive Index Performance that is Less Than the prorated Cap Rate, half of Segment Term Elapsed

For purposes of this example: (ii) is the Index Number as of the start of the Index Period, which is 1,000; (i) is the Index Number after half of the Segment Term has elapsed, which is 1170; the Index Buffer is – 10% and the Cap Rate is 15%.

Step One is to determine the Index Change: 1170/1,000 -1 = 0.17, which, when converted to the equivalent percentage is 17%.

Because the Index Change is positive, Step Two is to calculate the prorated Cap Rate, using the Prorate Factor to reflect that 50% of the  Segment Term has elapsed:   15% x 0.5 = 7.5%

Step Three is to compare the Index Change to the prorated Cap Rate.  The Index Credit is the lesser of the Index Change (17%) and the Cap Rate (7.5%).  In this example, the prorated Index Credit is 7.5%.

Step Four is to apply the Index Credit to the Indexed Segment’s value: $100,000 x (1 + 7.5%) = $107,500.

Indexed Segment’s Value on an Indexed Segment’s Maturity Date, after two Withdrawals during the Segment Term, Illustrative Examples:

The following example shows how we calculate an Indexed Segment’s value, using the formula indicated above, on $100,000 of Premium allocated to an Indexed Segment when Withdrawals have been made during the Segment Term. During the Segment Term, $10,000 is withdrawn from the Indexed Segment when the Indexed Segment’s value on the date of the Withdrawal was $105,000 and an additional $5,000 is withdrawn from the Indexed Segment when the Indexed Segment’s value was $90,000.

Illustrative Example – Positive Index Performance that is Less than the Cap

For purposes of this example: (ii) is the Index Number as of the start of the Segment Start Date, which is 1,000; (i) is the Index Number as of the Segment End Date, which is 1080; and the Cap Rate is 15%.

Step One is to determine the Index Change: (1080-1000)/1,000 = 0.08, which, when converted to the equivalent percentage is 8%.

Because the Index Change is Positive, Step Two is to compare the Index Change to the Cap Rate.  The Index Credit is the lesser of the Cap Rate (15%) or the Index Change (8%).  In this example, since the Index Change is less than the Cap Rate, the Index Credit is equal to the Index Change: 8%.

Step Three is to determine the Withdrawal Adjustment: ((105,000 – 10,000) / 105,000) x ((90,000 – 5,000) /90,000) = .8545

Step Four is to apply the Index Credit and the Withdrawal Adjustment to the Indexed Segment’s value: $100,000 x (1 + 8%) x .8545 = $92,286.

Thus, the Indexed Segment’s value is $92,286.

The Indexes

As described above, the performance of each Indexed Segment is tied to the performance of one or more securities, bond, exchange-traded fund or other index.  We refer to all of these indexes as “Indexes” for purposes of this prospectus.  The Indexed Segments are not index funds.  While you may participate in the performance of that Index by investing in the Indexed Segment, you are not investing directly in any index, mutual fund or exchange-traded fund and you do not participate in the investment results of any assets we hold in relation to the Indexed Segments.  See page 10 for information about the separate account that holds the assets related to the Indexed Segments.  Depending upon the performance of the Index used by the Indexed Segment in which you invest, you could lose money on your investment.

We currently use four Indexes within the Indexed Segments:

•         MSCI EAFE Index

•         NASDAQ 100 Index

•         Russell 2000 Index

•         S&P 500 Index

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We have permission to offer the Indexes described below pursuant to a license agreement or other arrangement with each sponsor.

MSCI EAFE Index:  THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY VOYA SERVICES COMPANY.  NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, product or product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

NASDAQ 100 Index: The Product(s) is not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s).  The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations' only relationship to Voya Services Company (“Licensee”) is in the licensing of the Nasdaq®, OMXTM, and NASDAQ-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the Product(s).  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

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The Corporations do not guarantee the accuracy and/or uninterrupted calculation of theNASDAQ-100 Index® or any data included therein.  The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of theNASDAQ-100 Index® or any data included therein.  The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the NASDAQ-100 Index® or any data included therein.  Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

Russell 2000 Index:  The Russell 2000 is a trademark of Russell Investments and have been licensed for use by Voya Insurance and Annuity Company.  The product is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the product.

S&P 500® Index:  The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Voya Insurance and Annuity Company.  Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Voya Insurance and Annuity Company.  The product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the product particularly or the ability of the S&P 500 Index to track general market performance.  S&P Dow Jones Indices’ only relationship to Voya Insurance and Annuity Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors.  The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Voya Insurance and Annuity Company or the product.  S&P Dow Jones Indices have no obligation to take the needs of Voya Insurance and Annuity Company or the owners of the product into consideration in determining, composing or calculating the S&P 500 Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the product or the timing of the issuance or sale of the product or in the determination or calculation of the equation by which the product is to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the product.  There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the product currently being issued by Voya Insurance and Annuity Company, but which may be similar to and competitive with the product.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY VOYA INSURANCE AND ANNUITY COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND VOYA INSURANCE AND ANNUITY COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Availability of Indexes

We may add Indexed Segments utilizing a new Index as we deem appropriate.  Alternatively, we may cease to accept initial allocations of Premiums that utilize a particular Index at any time in our sole discretion.  We may also cease, in our own discretion, to accept Reallocations to Indexed Segments that utilize a particular Index (when you reallocate from one Indexed Segment to another), or cease to permit Premiums from continuing to be applied to an Indexed Segment at the end of a Segment Term.  The Contract will have at least one Index available at all times.

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We may also substitute an Index under the following conditions:

•         The Index is discontinued by its sponsor

•         The composition of the Index is substantially changed; or

•         Our agreement with the Index sponsor is terminated (see page 23).

We will not eliminate an Index underlying an Indexed Segment to which to which you have allocated until the end of the Segment Term.  Rather, in determining to eliminate an Index, we will cease accepting new investments in Indexed Segments utilizing the eliminated Index, or cease to permit Reallocations from continuing to be applied to Indexed Segments utilizing the eliminated Index at the end of the Segment Term, until you no longer have any allocations in Indexed Segments that utilize the eliminated Index.

We will notify you of the available Indexed Segments prior to the end of the Segment Term.  For more information on Reallocations, see page 18.

We will substitute an Index during an Indexed Segment’s Term only in the event that the Index is discontinued by its sponsor, or the circumstances under which our agreement with the sponsor do not allow sufficient time for us to eliminate the Index.  If we need to substitute an Index before the end of the Segment Term we will designate an Index that is comparable, which means the designated substitute Index would have a similar composition of underlying securities, sufficient liquidity for hedging and recognition in the marketplace.  For example, an Index that is comparable to the S&P 500 Index will have stocks of large, publicly held domestic companies.  Also, we will designate a substitute Index that has similar performance.  We will calculate the Index Credit using the performance of the designated substitute Index.  The Index Credit will reflect the Index Change of the designated substitute Index over the Segment Term, but still subject to the same Cap Rate that we declared at the beginning of the Segment Term.  We use the Index Change of the designated substitute Index to calculate the Index Credit because the Index Number of the designated substitute Index as of the start of the Segment Term may not be the same as the Index Number of the discontinued Index:

	Index Number as of Start of Index Period	Index Number as of End of Index Period	Index Change	Cap Rate	Index Credit
Discontinued Index	1,500	N/A	N/A	7%	N/A
Substitute Index	2,215	2,268	2.39%	7%	2.39%

It is possible that the Index Credit attributable to the designated substitute Index may not be as great as the Index Credit you might have been anticipating based on the discontinued Index (had the Index sponsor not discontinued the Index).  We will provide Notice to You of any change in or substitution of an Index.

Otherwise, any Additional Premium allocations or Reallocations to an Indexed Segment are subject to the terms and conditions in existence for such Indexed Segment available at that time, including the Cap Rates, which may differ from those applicable to previous allocations.

The Contract will have at least one Index available at all times.  We reserve the right to add Indexes, subject to approval by the insurance supervisory official in the jurisdiction in which the Contract is issued.

The Interim Segment

The Interim Segment is a fixed account where Contract value is held until it is transferred to an Indexed Segment or Subaccount.  Amounts allocated to the Indexed Segments are held in the Interim Segment until the Segment Start Date (provided all Segment Participation Requirements are met), and amounts to be invested using the Dollar Cost Averaging program are held in the Interim Segment until they are periodically transferred to the designated Indexed Segments and/or Subaccounts.  You may not make allocations directly to the Interim Segment although amounts will remain invested in the Interim Segment until all Segment Participation Requirements (include any applicable Rate Threshold) are met for a designated Indexed Segment.  The Interim Segment credits an annualized Fixed Interest Rate from the date Premium or Reallocation is transferred to the Interim Segment until the date amounts are reallocated to the Indexed Segments or Sub-account(s).  Currently, the Company guarantees the Fixed Interest Rate for a Segment Term of 1 year.  The Segment Term for the Interim Segment is the period over which the Fixed Interest Rate is calculated and guaranteed.  Each transfer to the Interim Segment has its own separate Segment Term, and the Segment Term begins on the date a Premium or Reallocation is transferred to the Interim Segment.

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We credit interest daily at a rate that yields the Fixed Interest Rate for the Segment Term.  The Segment Term is the period over which the Fixed Interest Rate is calculated by the Company.  In the event of a Withdrawal, Surrender, or if the Death Benefit becomes payable or you elect to receive Annuity Payments, interest, if any, will be credited to the portion of the value in Interim Segment applied to the transaction, including the day the transaction is processed.  Your agent/registered representative should have the guaranteed rates of return currently available.  You can also find them out by contacting us.  Our contact information appears on the cover of this prospectus. The annual Fixed Interest Rate is guaranteed to be no less than 1%.

We do not use a specific formula to set these guaranteed rates of interest.  We determine the interest rates in our sole discretion.  We may, but are not required to consider, factors, including but not limited to the interest rate on the fixed income investments we use to support our guarantees (in which you have no direct or indirect interest), regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors.  We cannot predict the level of future interest rates.  The Interim Segment is part of the Company’s General Account and amounts held in the Interim Segment are an obligation of the Company and are subject to the Company’s financial strength and claims-paying ability, including claims against any other liabilities of the Company.

Interim Segment Value

On the Segment Start Date, the value of the Interim Segment is equal to the amount allocated to the Interim Segment, less any premium tax, if applicable.

On each day thereafter the value of the Interim Segment equals:

•         The amount transferred to the Interim Segment; minus

•         Any Surrender, Withdrawals withdrawn or transfers from the Interim Segment; plus

•         Interest credited daily at the Fixed Interest Rate.

Surrenders and Withdrawals

At any time prior to the Annuity Commencement Date, you may Surrender the contract for its Cash Surrender Value or Withdraw a portion of the Accumulation Value.  A Surrender or Withdrawal before the Owner or Annuitant, as applicable, reaches age 59 ½ may be subject to a U.S. federal income tax penalty equal to 10% of such amount treated as income, for which you would be responsible.  See page 38 for a general discussion of the U.S. federal income tax treatment of the Contract, which discussion is not intended to be tax advice.  You should consult a tax and/or legal adviser for advice about the effect of U.S. federal income tax laws, state laws or any other tax laws affecting the Contract, or any transaction involving the Contract.

Except under certain qualified Contracts, you may take a Surrender or Withdrawal of the Contract at any time before the earlier of:

•         The date on which Annuity Payments begin; and

•         The death of the Owner (or, if the Owner is not a natural person, the death of the Annuitant).

Cash Surrender Value

You may take the Cash Surrender Value from the Contract.  We do not guarantee a minimum Cash Surrender Value.  The Cash Surrender Value will fluctuate daily based on the investment and/or performance results of the Sub-account(s), the Interim Segment and Indexed Segments to which your Accumulation Value is allocated.  At any time prior to the Annuity Commencement Date, the Cash Surrender Value equals the greater of (1) Contract’s Accumulation Value minus any non-daily charges that have been incurred but not deducted and (2) the sum of the value of each Indexed Segment, each Sub-account and the Interim Segment’s Minimum Guaranteed Value (as calculated below) minus any non-daily charges that have been incurred but not deducted.  The Cash Surrender Value may be more or less than the Premium payment you made.

The Interim Segment Minimum Guaranteed Value equals:

•         87.5% of the portion of the value transferred to the Interim Segment, less Premium Taxes, if applicable; adjusted for

•         Any Re-elections, transfers, or Surrender or Withdrawals; plus

•         Interest credited daily at the applicable Minimum Guaranteed Surrender Value Interest Rate.

The initial Minimum Guaranteed Surrender Value Interest Rate is set on the Contract Date and will not change for the first eight Contract Years.  On the eighth Contract Anniversary and on each Contract Anniversary thereafter, the Minimum Guaranteed Surrender Value Interest Rate will be set equal to the average of the five-year Constant Maturity Treasury Rate for each day that it is reported by the Federal Reserve during the month of October in the calendar year preceding the calendar year of the Contract Anniversary, less 1.25%.  The Minimum Guaranteed Surrender Value Interest will be rounded to the nearest 0.05% and will not be greater than 3.0% or less than 1.0%.

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To Surrender the Contract, you must provide Notice to Us.  If we receive your Notice to Us before the close of business on any Business Day, we will determine the Cash Surrender Value as of the close of business on such Business Day; otherwise, we will determine the Cash Surrender Value as of the close of the next Business Day.  We may require that the Contract be returned to us before we pay you the Cash Surrender Value.  If you have lost the Contract, we may require that you complete and return to Customer Service a lost contract form.

We will pay the Cash Surrender Value within 7 days of receipt of Notice to Us of such Surrender.  You may receive the Cash Surrender Value in a single lump sum payment.  Upon payment of the Cash Surrender Value, the contract will terminate and cease to have any further value.

Withdrawals

You may withdraw a portion of the Accumulation Value from the Contract (which we refer to as a Withdrawal).  You may specify the order of processing the Withdrawals, including whether you wish to take your Withdrawal from a particular Premium and/or from the Sub-account(s), Interim Segment or particular Indexed Segments.  Unless you specify otherwise, Withdrawals will be taken from oldest Premiums first on a first in first out basis (FIFO) regardless off the current allocation of that Premium.

With respect to a particular Premium that is invested in more than one Indexed Segment and or Sub-account, unless you specify otherwise, Withdrawals will be taken first from the portion of the Accumulation Value allocated to the Sub-account, Interim Segment, and then pro-rata from the Indexed Segments.  Withdrawals from Indexed Segments will reflect a positive or negative Index Credit.

To make a Withdrawal, you must provide Notice to Us of such Withdrawal.  If we receive your Notice to Us before the close of business on any Business Day, we will determine the amount of the Accumulation Value at the close of business on such Business Day; otherwise, we will determine the amount of the Accumulation Value as of the close of the next Business Day.  A Withdrawal may be subject to a Surrender Charge.  See page 11 for more information about Surrender Charges.

We currently offer both regular Withdrawals and Systematic Withdrawals.

Regular Withdrawals

After your Right To Examine Period has expired (see page 34), you may take one or more regular Withdrawals.  Each such regular Withdrawal must be a minimum of the lesser of:

•         $500;

•         An amount equal to 10% of the Accumulation Value (after the first Contract Year) minus any Withdrawals already taken during the Contract Year (as determined on the date of such Withdrawals(s)), which we refer to as the Free Amount Percentage (see page 11); and

•         The required minimum distribution amount (RMD) amount under the Code.

You are permitted to make regular Withdrawals regardless of whether you have previously elected, or continue to elect, to make systematic Withdrawals.  Subject to variations as to the amount under state law, a Withdrawal will be deemed a Surrender and the Cash Surrender Value will be paid if, after giving effect to the requested Withdrawal, the Cash Surrender Value remaining would be less than $2,500.

Systematic Withdrawals

You may choose to receive automatic Systematic Withdrawal payments from the Accumulation Value, provided you are not making IRA Withdrawals (see “Surrenders from Individual Retirement Annuities” below).  You may take Systematic Withdrawals monthly, quarterly or annually.  Systematic Withdrawals will incur Surrender Charges, unless you limit the amount of your Systematic Withdrawals to the maximum amount available for Surrender in a Contract Year without incurring Surrender Charges.  There is no additional charge for electing the Systematic Withdrawal option.  Only one Systematic Withdrawal option may be elected at a time.  You may begin a Systematic Withdrawal in a Contract Year in which a regular Withdrawal has been, or will be, made.

If you are eligible for Systematic Withdrawals, you must provide Notice to Us of the date on which you would like such Systematic Withdrawals to start.  This date must be at no earlier than 30 days after the Contract Date and no later than the 28th day of any calendar month.  For a day that is after the 28th day of any calendar month, the payment will be made on the first Business Day of the next succeeding calendar month.  Subject to these restrictions on timing, if you have not indicated a start date, your Systematic Withdrawals will begin on the first Business Day following the Contract Date (or the monthly or quarterly anniversary thereof), and the Systematic Withdrawals will be made at the frequency you have selected.  If the day on which a Systematic Withdrawal is scheduled is not a Business Day, the payment will be made on the next Business Day.

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You may express the amount of your Systematic Withdrawal as either:

•         A fixed dollar amount; or

•         An amount that is a percentage of the Accumulation Value.

The amount of each Systematic Withdrawal must be a minimum of $100.  If your Systematic Withdrawal is a fixed dollar amount of less than $100 on any Systematic Withdrawal date, we will automatically and immediately terminate your Systematic Withdrawal election.  Fixed dollar Systematic Withdrawals that are intended to satisfy the requirements of Section 72(q) or 72(t) of the Code may exceed the maximum amount available for Surrender in a Contract Year without incurring Surrender Charges.  However, such Withdrawals will incur Surrender Charges on any amount in excess of such applicable maximum amount.

Systematic Withdrawals of an amount based on a percentage of the Accumulation Value are subject to the applicable maximum percentage of Accumulation Value as shown below, which is used to calculate the amount of Surrender on the date of each Systematic Withdrawal:

Frequency of Systematic Withdrawals	Maximum Percentage of Accumulation Value
Monthly	0.83%
Quarterly	2.50%
Annually	10.00%

If your Systematic Withdrawal of an amount that is a percentage of the Accumulation Value would be less than $100, we will automatically increase the amount to $100, provided it does not exceed the applicable maximum percentage of Accumulation Value and you have elected not to incur Surrender Charges.  Otherwise, we will only pay the portion that would not incur Surrender Charges and then automatically and immediately terminate your Systematic Withdrawal election.

You may change the fixed dollar amount, or percentage of Accumulation Value, of your Systematic Withdrawal once each Contract Year, except in a Contract Year during which you have previously made a regular Withdrawal.  You may cancel the Systematic Withdrawal option at any time by providing Notice to Us at least 7 days before the date of the next scheduled Systematic Withdrawal.  For Systematic Withdrawals based on a fixed dollar amount, we will not adjust the Systematic Withdrawal payments to account for any Additional Premium received from you.  For Systematic Withdrawals based on a percentage of your Accumulation Value, however, we will automatically incorporate into the Systematic Withdrawal calculation any Additional Premiums received from you.

Surrender Charges on Systematic Withdrawals

Systematic Withdrawals will incur Surrender Charges, unless you elect to limit the amount of your Systematic Withdrawals to the maximum amount available for Surrender in a Contract Year without incurring Surrender Charges.  In the event that a Systematic Withdrawal incurs a Surrender Charge, we will apply the Surrender Charge to the Accumulation Value.

Withdrawals from Individual Retirement Annuities

If you have an IRA Contract (other than a Roth IRA Contract) and will be at least age 70½ during the current calendar year, you may, pursuant to your IRA Contract, elect to have distributions made to you to satisfy requirements imposed by U.S. federal income tax law.  Such IRA Withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans.

If you elect to make IRA Withdrawals, we will send Notice to You before such IRA Withdrawals commence, and you may elect to make IRA Withdrawals at that time, or at a later date.  Any IRA Withdrawals will be made at the frequency you have selected (which may be monthly, quarterly or annually) and will commence on the start date you have selected, which must be no earlier than 30 days after the Contract Date and no later than the 28th day of any calendar month.  For a day that is after the 28th day of any calendar month, the payment will be made on the first Business Day of the succeeding month.  Subject to these restrictions on timing, if you have not indicated a start date, your IRA Withdrawals will begin on the first Business Day following your Contract Date at the frequency you have selected.

At your discretion, you may request that we calculate the amount that you are required to Surrender from your IRA Contract each year based on the information you give us and the various options under the IRA Contract that you have chosen.  This amount will be a minimum of $100 per IRA Withdrawal.  Alternatively, we will accept written instructions from you setting forth your calculation of the required amount to be surrendered from your IRA Contract each year, also subject to the $100 minimum per IRA Withdrawal.  If at any time the IRA Withdrawal amount is greater than the Accumulation Value, we will immediately terminate the IRA Contract and promptly send you an amount equal to the Cash Surrender Value.

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You may not elect to make IRA Withdrawals if you have already elected to make Systematic Withdrawals.  Additionally, since only one Systematic Withdrawal option may be elected at a time, if you have elected to make such Systematic Withdrawals, the distributions thereunder must be sufficient to satisfy the mandatory distribution rules imposed by U.S. federal income tax law; otherwise, we may alter such distributions to comply with U.S. federal income tax law.  You are permitted to change the frequency of your IRA Withdrawals once per Contract Year, and you may cancel IRA Withdrawals altogether at any time by providing Notice to Us at least 7 days before the next scheduled IRA Withdrawal date to ensure such scheduled IRA Withdrawal and successive IRA Withdrawals are not enforced.

Sub-account Transfers

Because there is only one Sub-account currently available, Sub-account transfers are not available.  If in the future more than one Sub-account is available, you may transfer your Accumulation Value among the available Sub-accounts, and we reserve the right to assess an Excess Transfer Fee for more than 12 transfers in a Contract Year.  For purposes of assessing any Excess Transfer Fee, transfers from one Sub-account to more than one Sub-account as part of a single request or on the same day will be counted as a single transfer.  We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgment or in accordance with applicable law.

Death Benefit

Death Benefit prior to the Maturity Date

The Contract provides for a Death Benefit equal to the Accumulation Value (which we refer to as the Proceeds).  The Proceeds are calculated as of the date of:

•         Our receipt of satisfactory Proof of Death; and

•         Our receipt of all required claim forms.

Proof of Death is the documentation we deem necessary to establish death, including, but not limited to:

•         A certified copy of a death certificate;

•         A certified copy of a statement of death from an attending physician;

•         A finding of a court of competent jurisdiction as to the cause of death; or

•         Any other proof that we deem in our sole discretion to be satisfactory to us.

Until we receive satisfactory Proof of Death and all required claim forms, or a spousal beneficiary’s election to continue the Contract, the Contract’s Accumulation Value will remain allocated to the Indexed Segments, Sub-account or Interim Segment to which the corresponding Accumulation Value was invested on the date of death and any allocations or Reallocations will continue to as if the death had not occurred.

Once we have received satisfactory Proof of Death and all required documentation necessary to process a claim, we will generally pay the Proceeds within 7 days of such date.  We will pay the Proceeds under a non-qualified Contract according to Section 72(s) of the Code.  Only one Death Benefit is payable under the Contract.  The Proceeds will be paid to the named Beneficiary, unless the Contract has Joint Owners (or if the Owner is not a natural person, two Annuitants), in which case any surviving Owner (or Annuitant, as applicable) will take the place of, and be deemed to be, the Beneficiary entitled to collect the Proceeds.  The Owner may restrict how the Beneficiary is to receive the Death Benefit (e.g., by requiring a lump-sum payment, installment payments or that any amount be applied to an Annuity Plan).  See page 14.

Spousal Beneficiary Contract Continuation

Any surviving spouse of a deceased Owner who is the sole primary Beneficiary (or, as the surviving Joint Owner, is designated as the Beneficiary) has the option, but is not required, to continue the Contract under the same terms existing prior to such Owner’s death.  Such election would be in lieu of payment of the Proceeds.  Our receipt of Additional Premium will be deemed to be an election to continue the Contract.  The surviving spouse’s right to continue the Contract is limited by our use of the term “spouse,” as it is defined under U.S. Federal law.  Also, the surviving spouse may not continue the Contract if he or she is age 95 or older on the date of the Owner’s death.  If the surviving spouse elects to continue the Contract, the following will apply:

•         The surviving spouse will replace the deceased Owner as the Contract Owner (and if the deceased Owner was the Annuitant, the surviving spouse will replace the deceased Owner as the Annuitant);

•         The age of the surviving spouse will be used as the Owner’s age under the continued Contract;

•         All rights of the surviving spouse as the Beneficiary under the Contract in effect prior to such continuation election will cease;

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•         Any Surrender Charges on subsequent Withdrawals or a Surrender will be waived;

•         All rights and privileges granted by the Contract or allowed by us will belong to the surviving spouse as the Owner of the continued Contract; and

•         Upon the death of the surviving spouse as the Owner of the Contract, the Proceeds will be distributed to the Beneficiary or Beneficiaries described below, and the Contract will terminate.

Payment of the Proceeds to a Spousal or Non-spousal Beneficiary

Subject to any payment restriction imposed by the Owner, the Beneficiary may decide to receive the Proceeds:

•         In one lump sum payment or installment payments; or

•         By applying the Proceeds to an Annuity Plan.

No Additional Premiums may be made following the date of the Owner’s death, except by a spousal Beneficiary that elects to Continue the Contract as described above.  The Beneficiary may receive the Proceeds in one lump sum payment or installment payments, provided the Proceeds are distributed to the Beneficiary within 5 years of the Owner’s death. During any deferral period after we receive Proof of Death and all required claim forms, the Contract will continue under the same terms, and remain invested in the Indexed Segments, Interim Segment and Subaccounts, as on the date of the Owner’s death.  A Beneficiary may subsequently allocate the Death Benefit between the available Indexed Segments and Sub-accounts pursuant to the allocation requirements.  The Beneficiary has until 1 year after the Owner’s death to decide to apply the Proceeds to an Annuity Plan.  If the Proceeds are applied to an Annuity Plan, the Beneficiary will be deemed to be the Annuitant, and the Annuity Payments must:

•         Be distributed in substantially equal installments over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary; and

•         Begin no later than 1 year after the date of the Owner’s death.

If we do not receive a request to apply the Proceeds to an Annuity Plan, we will make a single lump-sum payment to the Beneficiary.  Unless you elect otherwise, the payment will generally be made into an interest bearing account, backed by the Company’s General Account and will be subject to the Company’s financial strength and claims-paying ability.  This interest bearing account is not FDIC insured and can be accessed by the Beneficiary through a draftbook feature.  The Beneficiary may access Proceeds at any time without penalty.  For information on required distributions under U.S. federal income tax laws, see “Required Distributions upon Owner’s Death” below.  At the time of Death Benefit election, the Beneficiary may elect to receive the Proceeds directly by check rather than through the draftbook feature of the interest bearing account by notifying Customer Service.

The Beneficiary may elect to receive the Proceeds in payments over a period of time based on his or her life expectancy.  These payments are sometimes referred to as stretch payments.  Stretch payments for each calendar year will vary in amount because they are based on the Accumulation Value and the Beneficiary’s remaining life expectancy.  The first stretch payment must be made by the first anniversary of the Owner’s date of death.  Each succeeding stretch payment is required to be made by December 31st of each calendar year.  Stretch payments are subject to the same conditions and limitations as Systematic Withdrawals.  See page 28.  The rules for, and tax consequences of, stretch payments are complex and contain conditions and exceptions not covered in this prospectus.  You should consult a tax and/or legal adviser for advice about the effect of U.S. federal income tax laws, state laws or any other tax laws affecting the Contract, or any transactions involving the Contract.

Death Benefit Once Annuity Payments Have Begun

There is no Death Benefit once the Owner decides to begin receiving Annuity Payments (see below).  In the event the Owner dies (or, in the event that the Owner is not a natural person, the Annuitant dies) before all guaranteed Annuity Payments have been made pursuant to any applicable Annuity Plan, we will continue to make the Annuity Payments until all such guaranteed payments have been made.  The Annuity Payments will be paid to the Beneficiary according to the Annuity Plan at least as frequently as before the death of the Owner or Annuitant, as applicable.

Annuity Payments and Annuity Plans

Annuity Payments

Subject to State variations noted below, the Contract provides for Annuity Payments, so long as the Annuitant is then living, in one of the two following ways:

•         You can apply the Accumulation Value to an Annuity Plan on any date following the first Contract Anniversary; or

•         We will automatically apply the Accumulation Value to an Annuity Plan on the Contract Anniversary following the oldest Annuitant’s 95th birthday which we refer to as the Maturity Date.

Important Note:  We will not waive any applicable Surrender Charges when you annuitize your Contract.

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Subject to the State variations noted below, the Annuity Payments cannot begin later than the Contract Anniversary on or following the oldest Annuitant’s 95th birthday, unless:

•         We agree to a later date; or

•         The Internal Revenue Service publishes a final regulation or a revenue ruling concluding that an annuity contract with a Maturity Date that is later than the Contract Anniversary following the oldest Annuitant’s 95th birthday  will be treated as an annuity for U.S. federal tax purposes.

Notice to Us is required at least 30 days in advance of the date you wish to begin receiving Annuity Payments after we issue the Contract.  If the Accumulation Value is less than $2,500 on the Maturity Date, we will pay such amount in a single lump-sum payment.  Each Annuity Payment must be at least $20.  We will make the Annuity Payments in monthly installments (although you can direct us to make the Annuity Payments annually instead).  We reserve the right in the Contract to make the Annuity Payments less frequently, as necessary, to make the Annuity Payment equal to at least $20.  We may also change the $2,500 and $20 minimums based upon increases reflected in the Consumer Price Index for All Urban Consumers (CPI-U) since January 1, 2005.  There is no Death Benefit once you begin to receive Annuity Payments under an Annuity Plan.

Calculation of Annuity Payments

If you elect to annuitize your Contract prior to the Maturity Date we will determine the Annuity Payments by multiplying the Accumulation Value by the applicable payment factor and dividing that amount by 1,000.  If you have not previously elected to annuitize your Contract, on the Maturity Date, we will determine the amount of Annuity Payments by multiplying the Proceeds by the applicable payment factor and dividing that amount by 1,000.

The applicable payment factor depends on:

•         The Annuity Plan;

•         The frequency of Annuity Payments;

•         The age of the Annuitant (and sex, where appropriate under applicable law); and

•         A net investment return of 1.0% is assumed (we may pay a higher return at our discretion).

Annuity Plans

You may elect one of the Annuity Plans described below, which provide for Annuity Payments of a fixed dollar amount only, using the Annuity 2000 Mortality Tables.  In addition, you may elect any other Annuity Plan we may be offering at the time Annuity Payments begin.  The Annuity Plan may be changed at any time before the Maturity Date, upon 30 days prior Notice to Us.  If you do not elect an Annuity Plan, Annuity Payments will be made automatically each month for a minimum of 120 months and as long thereafter as the Annuitant is living, based on the oldest Annuitant’s life, unless otherwise limited by applicable law.

Your election of an Annuity Plan is subject to the following additional terms and conditions:

•         Annuity Payments will be made to the Owner, unless you provide Notice to Us directing otherwise;

•         You must obtain our consent if the payee is not a natural person; and

•         Any change in the payee will take effect as of the date we receive Notice to Us.

Payments for a Period Certain

Annuity Payments are made in equal installments for a fixed number of years.  The number of years cannot be less than 10 nor more than 30, unless otherwise required by applicable law.

        Payments for Life with a Period Certain

Annuity Payments are made for a fixed number of years and as long thereafter as the Annuitant is living.  The number of years cannot be less than 10 nor more than 30, unless otherwise required by applicable law.

        Life Only Payments

Annuity Payments are made for as long as the Annuitant is living.

Death of the Annuitant who is not an Owner

In the event the Annuitant dies on or after the Maturity Date, but before all Annuity Payments have been made pursuant to the Annuity Plan elected, we will continue the Annuity Payments until all guaranteed Annuity Payments have been made.  The Annuity Payments will be paid at least as frequently as before the Annuitant’s death until the end of any guaranteed period certain.  We may require satisfactory Proof of Death in regard to the Annuitant before continuing the Annuity Payments.

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Other Important Information

Annual Report to Owners

We will confirm purchase, transfer and Withdrawal or Surrender transactions usually within 5 Business Days of processing any such transaction.  At least once a year, we will send you, without charge, a report showing the current Accumulation Value and the Cash Surrender Value.  This report will also show the amounts deducted from, or added to, the Accumulation Value since the last report.  This report will include any other information that is required by law or regulation.

In addition, we will provide you with any other reports, notices or documents that we are required by applicable law to furnish to you.  We will send this report to you at your last known address within 60 days after the report date.  Upon your request, we will provide additional reports, but we reserve the right in the Contract to assess a reasonable charge for each such additional report.

Suspension of Payments

We reserve the right to suspend or postpone the date of any payment or determination of any value (including the Accumulation Value) under the Contract, beyond the 7 permitted days, on any Business Day that:

•         The New York Stock Exchange is closed;

•         Trading on the New York Stock Exchange is restricted;

•         An emergency exists as determined by the SEC; or

•         The SEC so permits for the protection of security holders.

We have the right to delay payment for up to 6 months, contingent upon written approval by the insurance supervisory official in the jurisdiction in which the Contract is issued.

Misstatement Made by Owner in Connection with Purchase of the Contract

We may require proof of the age and sex of the person upon whose life certain benefit payments are determined (i.e., the Death Benefit or Annuity Payments).  If the Owner misstates the age or sex of a person in connection with the purchase of the Contract, we reserve the right in the Contract to adjust (either upward or downward) these payments based on the correct age or sex.  If an upward adjustment to your benefit payment is required, we will include an amount in your next benefit payment representing the past underpayments by us, with interest credited at the rate of 1.5% annually (where permitted).  If a downward adjustment to your benefit payment is required, we will make a deduction from future benefit payments until the past overpayments by us, plus interest at 1.5% annually (where permitted), has been repaid in full by you.

We reserve the right in the Contract (where permitted) to void the Contract and return the Cash Surrender Value in the event of any fraudulent material misrepresentation made by the Owner in connection with the purchase of the Contract.

Insurable Interest

We require the Owner of the Contract to have an Insurable Interest in the Annuitant.  Insurable Interest means the Owner has a lawful and substantial economic interest in the continued life of the Annuitant.  An Insurable Interest does not exist if the Owner’s sole economic interest in the Annuitant arises as a result of the Annuitant’s death.  A natural person is presumed to have an Insurable Interest in his or her own life.  A natural person is also generally considered to have an Insurable Interest in his or her spouse and family members.  State statutory and case law have established guidelines for circumstances in which an Insurable Interest is generally considered to exist:

•         Relationships between parent and child, brother and sister, and grandparent and grandchild; and

•         Certain business relationships and financial dependency situations (e.g., uncle has Insurable Interest in nephew who runs the uncle’s business and makes money for the uncle).

The above list is not comprehensive, but instead contains some common examples to help illustrate what it means for the Owner to have an Insurable Interest in the Annuitant.  You should consult your agent/registered representative for advice on whether the Owner of the Contract would have an Insurable Interest in the Annuitant to be designated.

An Insurable Interest must exist at the time we issue the Contract.  In purchasing the Contract, you will represent and acknowledge that you, as the Owner, have an Insurable Interest in the Annuitant.  We require the agent/registered representative to confirm on the application that the Owner has an Insurable Interest in the Annuitant.  We also require that any new Owner after issuance of the Contract to have an Insurable Interest in the Annuitant.  We will seek to void the Contract if we discover it was applied for and issued (or ownership was transferred) based on misinformation, or information that was omitted, in order to evade state Insurable Interest and other laws enacted to prevent an Owner from using the Contract to profit from the death of a person in whom such Owner does not have an Insurable Interest.

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Assignment

You may assign a non-qualified Contract as collateral security for a loan or other obligation.  This kind of assignment is not a change of ownership.  But you should understand that your rights, and those of any Beneficiary, are subject to the terms of the assignment.  To make, modify or release an assignment, you must provide Notice to Us.  Your instructions will take effect as of the date we receive Notice to Us.  We require written consent of any Irrevocable Beneficiary before your instructions will take effect.  An assignment likely has U.S. federal income tax consequences.  You should consult a tax and/or legal adviser for tax advice.  We are not responsible for the validity, tax consequences or other effects of any assignment you choose to make.

Contract Changes — Applicable Tax Law

We have the right to make changes to the Contract so that it continues to qualify as an annuity under applicable U.S. federal income tax law.  If we deem it necessary to make such changes for tax reasons, we will give you advance notice of how and when your Contract will likely change.

Right To Examine and Return The Contract

For a prescribed period, you may return the Contract for any reason or no reason at all, which we refer to as the Right To Examine Period.  Subject to individual state requirements, you may return the Contract within 15 days of your receipt of it (or 30 days if your Contract is a replacement contract) and receive your Accumulation Value, which may be more or less than your investment.  Certain states have different requirements, and those states with different requirements that have approved the Contract for sale as of the date of this prospectus are shown below.

State Where the Contract is Issued:	Right to Examine Period for New Contracts and the Amount Returned	Right to Examine Period for Replacement Contracts and the Amount Returned
DC	15 days – Initial Premium less Withdrawals.	15 days – Initial Premium less Withdrawals.
UT, WA, GA, NV, TN	15 days – Initial Premium less Withdrawals.	30 days – Initial Premium less Withdrawals.
KY, LA, OK, SC, WV, OH, NC, NE, MD, NM	15 days – Initial Premium less Withdrawals.	30 days – Accumulation Value plus fees and charges we have deducted.
ID	20 days – Initial Premium less Withdrawals.	30 days – Initial Premium less Withdrawals.
DE	15 days – Accumulation Value plus fees and charges we have deducted.	20 days – Initial Premium less Withdrawals.
IL	15 days – Accumulation Value plus fees and charges we have deducted.	15 days – Accumulation Value plus fees and charges we have deducted.
MI, ME, MA, AZ1, MT, NJ, WY	15 days – Accumulation Value plus fees and charges we have deducted.	30 days – Accumulation Value plus fees and charges we have deducted.
ND, TX	20 days – Accumulation Value plus fees and charges we have deducted.	30 days – Accumulation Value plus fees and charges we have deducted.
RI	20 days – Initial Premium less Withdrawals.	30 days – Accumulation Value plus fees and charges we have deducted.
FL	21 days – Accumulation Value plus fees and charges we have deducted.	21 days – Accumulation Value plus fees and charges we have deducted.
PA	15 days – Accumulation Value plus fees and charges we have deducted.

45 days (if replacing a contract issued by the Company or an affiliated company) – Accumulation Value plus fees and charges we have deducted.

30 days (if replacing a contract issued by an insurer other than the Company) – Accumulation Value plus fees and charges we have deducted.

__________________________________

1 In AZ, the Right to Examine Period is 30 days if you are age 65 or older on the date of your application for the Contract.

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If you decide to return the Contract, you must deliver it:

•         To us at Customer Service (the address is specified on the front cover); or

•         To your agent/registered representative.

Non-Waiver

We may, in our discretion, elect not to exercise a right, privilege or option under the Contract.  Such election will not constitute our waiver of the right to exercise such right, privilege or option at a later date, nor will it constitute a waiver of any provision of the Contract.

Special Arrangements

We may reduce or waive any Contract charges for certain group or sponsored arrangements, under special programs, and for certain employees, agents, and related persons of our parent corporation and its affiliates.  We reduce or waive these items based on expected economies, and the variations are based on differences in costs or services.

Selling the Contract

Our affiliate, Directed Services LLC, One Orange Way, Windsor, CT 06095 is the principal underwriter and distributor of the Contract as well as for our other contracts.  Directed Services LLC, a Delaware limited liability company, is registered with the SEC as a broker/dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA.

Directed Services LLC does not retain any commissions or compensation paid to it by us for Contract sales.  Directed Services LLC enters into selling agreements with affiliated and unaffiliated broker/dealers to sell the Contracts through their registered representatives who are licensed to sell securities and variable insurance products (“selling firms”).  Selling firms are also registered with the SEC and are FINRA member firms.

Voya Financial Advisors, Inc. is affiliated with the Company and has entered into a selling agreement with Directed Services LLC for the sale of our variable annuity contracts.

Directed Services LLC pays selling firms compensation for the promotion and sale of the Contracts.  Registered representatives of the selling firms who solicit sales of the Contracts typically receive a portion of the compensation paid by Directed Services LLC to the selling firm in the form of commissions or other compensation, depending on the agreement between the selling firm and the registered representative.  This compensation, as well as other incentives or payments, is not paid directly by the Contract Owners or Separate Account B.  We intend to recoup this compensation and other sales expenses paid to selling firms through fees and charges imposed under the Contracts.

Directed Services LLC pays selling firms for Contract sales according to one or more schedules.  This compensation is generally based on a percentage of Premium payments.  Selling firms may receive commissions of up to 8% of Premium payments.  In addition, selling firms may receive ongoing annual compensation of up to 2% of all, or a portion, of values of Contracts sold through the firm.  Individual representatives may receive all or a portion of the compensation paid to their selling firm, depending on the firm’s practices.  Commissions and annual compensation, when combined, could exceed 9% of total Premium payments.

Directed Services LLC has special compensation arrangements with certain selling firms based on such firms’ aggregate or anticipated sales of the Contracts or other specified criteria.  These special compensation arrangements will not be offered to all selling firms, and the terms of such arrangements may differ among selling firms based on various factors.  Any such compensation payable to a selling firm will not result in any additional direct charge to you by us.

In addition to the direct cash compensation for sales of Contracts described above, Directed Services LLC may also pay selling firms additional compensation or reimbursement of expenses for their efforts in selling the Contracts to you and other customers.  These amounts may include:

•         Marketing/distribution allowances, which may be based on the percentages of Premium received, the aggregate commissions paid and/or the aggregate assets held in relation to certain types of designated insurance products issued by the Company and/or its affiliates during the calendar year;

•         Loans or advances of commissions in anticipation of future receipt of Premiums (i.e., a form of lending to agents/registered representatives).  These loans may have advantageous terms such as reduction or elimination of the interest charged on the loan and/or forgiveness of the principal amount of the loan, which terms may be conditioned on fixed insurance product sales;

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•         Education and training allowances to facilitate our attendance at certain educational and training meetings to provide information and training about our products.  We also hold training programs from time to time at our expense;

•         Sponsorship payments or reimbursements for broker/dealers to use in sales contests and/or meetings for their agents/registered representatives who sell our products.  We do not hold contests based solely on the sales of the Contract;

•         Certain overrides and other benefits that may include cash compensation based on the amount of earned commissions, agent/representative recruiting or other activities that promote the sale of Contracts; and

•         Additional cash or non-cash compensation and reimbursements permissible under existing law.  This may include, but is not limited to, cash incentives, merchandise, trips, occasional entertainment, meals and tickets to sporting events, client appreciation events, business and educational enhancement items, payment for travel expenses (including meals and lodging) to pre-approved training and education seminars, and payment for advertising and sales campaigns.

We may pay commissions, dealer concessions, wholesaling fees, overrides, bonuses, other allowances and benefits and the costs of all other incentives or training programs from our resources, which include the fees and charges imposed under the Contract.

The following is a list of the top 25 selling firms that, during 2014, received the most total dollars of compensation, in the aggregate, from us in connection with the sale of registered annuity contracts issued by us, ranked from greatest compensation to least compensation:

1.	Wells Fargo Advisors, LLC	14.	Commonwealth Equity Services, Inc.
2.	LPL Financial Corporation	15.	Woodbury Financial Services Inc.
3.	Morgan Stanley Smith Barney LLC	16.	Lincoln Financial Advisors Corporation
4.	Voya Financial Advisors, Inc.	17.	Stifel Nicolaus and Company Incorporated
5.	Merrill Lynch, Pierce, Fenner & Smith Incorporated	18.	S I I Investments Inc.
6.	Cetera Advisors LLC	19.	Edward D. Jones & Co., L.P. dba Edward Jones
7.	Raymond James and Associates Inc.	20.	Royal Alliance Associates Inc.
8.	UBS Financial Services	21.	NFP Advisor Services, LLC
9.	National Planning Corporation	22.	RBC Capital Markets LLC
10.	Securities America, Inc.	23.	Centaurus Financial Inc.
11.	Ameriprise Financial Services, Inc.	24.	J.P. Morgan Securities LLC
12.	First Allied Securities Inc.	25.	MML Investors Services Inc.
13.	Cambridge Investment Research Inc.

Directed Services LLC may also compensate wholesalers/distributors, and their sales management personnel, for Contract sales within the wholesale/distribution channel.  This compensation may be based on a percentage of Premiums and/or a percentage of Accumulation Value.  Directed Services LLC may, at its discretion, pay additional cash compensation to wholesalers/distributors for sales by certain broker-dealers or “focus firms.”

This is a general discussion of the types and levels of compensation paid by us for sale of our registered annuity contracts.  It is important for you to know that the payment of volume- or sales-based compensation to a selling firm or registered representative may provide such selling firm or registered representative a financial incentive to promote our products, such as the Contract, over those of another company, and may also provide a financial incentive to promote one of our contracts over another, such as the Contract.

State Regulation

We are regulated by the Insurance Department of the State of Iowa.  We are also subject to the insurance laws and regulations of all jurisdictions where we do business.  The Contract offered by this prospectus has been approved where required by those jurisdictions.  We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings

We are not aware of any pending legal proceedings that are likely to have a material adverse effect upon the Company’s ability to meet its obligations under the contract, Directed Services LLC’s ability to distribute the contract or upon the separate account.

Litigation.  Notwithstanding the foregoing, the Company and/or Directed Services LLC, is a defendant in a number of litigation matters arising from the conduct of its business, both in the ordinary course and otherwise.  In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages.  Certain claims are asserted as class actions.  Modern pleading practice in the U.S. permits considerable variation in the assertion of monetary damages and other relief.  The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim oftentimes bears little relevance to the merits or potential value of a claim.

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Regulatory Matters.  As with other financial services companies, the Company and its affiliates, including Directed Services LLC, periodically receive informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry.  It is the practice of the Company to cooperate fully in these matters. Regulatory investigations, exams, inquiries and audits could result in regulatory action against the Company or subject the Company to settlement payments, fines, penalties and other financial consequences, as well as changes to the Company’s policies and procedures.

The outcome of a litigation or regulatory matter and the amount or range of potential loss is difficult to forecast and estimating potential losses requires significant management judgment.  It is not possible to predict the ultimate outcome for all pending litigation and regulatory matters and given the large and indeterminate amounts sought and the inherent unpredictability of such matters, it is possible that an adverse outcome in certain litigation or regulatory matters could, from time to time, have a material adverse effect upon the Company's results of operations or cash flows in a particular quarterly or annual period.

Legal Matters

The Company’s organization and authority, and the Contract’s legality and validity, have been passed on by the Company’s legal department.

Experts

The financial statements of the Company on Form 10-K for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference or included herein. Such financial statements are incorporated by reference or included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The primary business address of Ernst & Young LLP is Suite 1000, 55 Ivan Allen Jr. Boulevard, Atlanta, GA 30308.

Further Information

This prospectus does not reflect all of the information contained in the registration statement, of which this prospectus is part.  Portions of the registration statement have been omitted from this prospectus as allowed by the SEC.  You may obtain the omitted information from the offices of the SEC, as described below.  We are required by the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, to file periodic reports and other information with the SEC.  You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

Securities and Exchange Commission

100 F Street NE, Room 1580

Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office.  You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1‑800-SEC-0330 or 1-202-942-8090.

Our filings are available to the public on the SEC’s website at www.sec.gov.  (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC website into this prospectus.)  When looking for more information about the Contract, you may find it useful to use the numbers assigned to the registration statement under the Securities Act of 1933.  These numbers are 333-196391 and 333-196392.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that the incorporated document is considered part of this prospectus.  We can disclose important information to you by referring you to thise document.  This prospectus incorporates by reference the Annual Report on Form 10-K for the year ended December 31, 2014.  Form 10-K contains additional information about the Company and includes certified financial statements as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014.  We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014.  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

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You may request a free copy of any document incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them).  Please direct your request to:

Voya Insurance and Annuity Company

Customer Service

P.O. Box 9271

Des Moines, Iowa 50306-9271

(800) 366-0066

Inquiries

You may contact us directly by writing or calling us at the address or phone number shown above.

Federal Tax Considerations

When consulting a tax and/or legal adviser, be certain he or she has expertise with respect to the provisions of the Internal Revenue Code of 1986, as amended, (the “Tax Code”) that apply to your tax concerns.

Introduction

The Contract described in this prospectus is designed to be treated as an annuity for U.S. federal income tax purposes. This section discusses our understanding of current federal income tax laws affecting the Contract. The federal income tax treatment of the Contract is complex and sometimes uncertain. You should keep the following in mind when reading this section:

•      Your tax position (or the tax position of the designated Beneficiary, as applicable) determines the federal taxation of amounts held or paid out under the Contract;

•      Tax laws change. It is possible that a change in the future could affect contracts issued in the past, including the Contract described in this prospectus;

•      This section addresses some, but not all, applicable federal income tax rules and does not discuss federal estate and gift tax implications, state and local taxes or any other tax provisions;

•      We do not make any guarantee about the tax treatment of the Contract or transactions involving the Contract; and

•      No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

We do not intend this information to be tax advice. No attempt is made to provide more than a general summary of information about the use of the Contract with non-tax-qualified and tax-qualified retirement arrangements, and the Tax Code may contain other restrictions and conditions that are not included in this summary. You should consult with a tax and/or legal adviser for advice about the effect of federal income tax laws, state tax laws or any other tax laws affecting the Contract or any transactions involving the Contract.

Types of Contracts: Nonqualified or Qualified

The Contract described in this prospectus may be purchased on a non-tax-qualified basis (nonqualified Contracts) or on a tax-qualified basis (qualified Contracts).

Nonqualified Contracts. Nonqualified Contracts do not receive the same tax benefits as are afforded to contracts funding qualified plans. You may not deduct the amount of your Purchase Payments to a nonqualified Contract. Rather, nonqualified Contracts are purchased with after-tax contributions to save money, generally for retirement, with the right to receive Annuity Payments for either a specified period of time or over a lifetime.

Qualified Contracts. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions to retirement plans or programs that are intended to qualify as plans entitled to special favorable income tax treatment under Sections 408 or 408(A) of the Tax Code.  Individuals intending to use the Contract with such plans should seek tax and/or legal advice.

Roth Accounts. Tax Code Section 408A allows individuals to contribute after-tax contributions to a Roth IRA account.  Roth IRA accounts provide for tax-free distribution subject to certain conditions and restrictions.

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Taxation of Nonqualified Contracts

Premiums. You may not deduct the amount of your premiums to a non-qualified contract.

Taxation of Gains Prior to Distribution or Annuity Starting Date

General. Tax Code Section 72 governs the federal income taxation of annuity contracts in general. We believe that if you are a natural person (in other words, an individual), you will generally not be taxed on increases in the value of a nonqualified Contract until a distribution occurs or until annuity payments begin. This assumes that the Contract will qualify as an annuity contract for federal income tax purposes. For these purposes, the agreement to assign or pledge any portion of the Contract’s accumulation value will be treated as a distribution. In order to be eligible to receive deferral of taxation, the following requirements must be satisfied:

•      Diversification. Tax Code Section 817(h) requires that in a nonqualified Contract the investments of the funds be “adequately diversified” in accordance with Treasury Regulations in order for the contract to qualify as an annuity contract under federal tax law. The separate account, through the funds, intends to comply with the diversification requirements prescribed by Tax Code Section 817(h) and by Treasury Regulations Sec. 1.817-5, which affects how the funds’ assets may be invested. If it is determined, however, that your Contract does not satisfy the applicable diversification requirements and rulings because a Subaccount’s underlying fund fails to be adequately diversified for whatever reason, we will take appropriate steps to bring your Contract into compliance with such regulations and rulings, and we reserve the right to modify your Contract as necessary to do so;

•      Investor Control. Although earnings under nonqualified annuity contracts generally are not taxed until withdrawn, the IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of investment control over such assets. In these circumstances, income and gains from the separate account assets would be currently includible in the variable contract owner’s gross income. Future guidance regarding the extent to which owners could direct their investments among Subaccounts without being treated as owners of the underlying assets of the separate account may adversely affect the tax treatment of existing contracts, such as the Contract described in this prospectus. The Company therefore reserves the right to modify the Contract as necessary to attempt to prevent the Contract Owner from being considered the federal tax owner of a pro rata share of the assets of the separate account;

•      Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, the Tax Code requires any nonqualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The nonqualified Contracts contain provisions that are intended to comply with these Tax Code requirements, although no regulations interpreting these requirements have yet been issued. When such requirements are clarified by regulation or otherwise, we intend to review such distribution provisions and modify them if necessary to assure that they comply with the applicable requirements;

•      Non-Natural Owners of a Non-Qualified Contract. If the owner of the Contract is not a natural person (in other words, is not an individual), a nonqualified Contract generally is not treated as an annuity for federal income tax purposes and the income on the Contract for the taxable year is currently taxable as ordinary income. Income on the Contract is any increase in the Contract value over the “investment in the Contract” (generally, the premium payments or other consideration you paid for the Contract less any nontaxable Withdrawals) during the taxable year. There are some exceptions to this rule and a non-natural person should consult with a tax and/or legal adviser before purchasing the Contract. When the Contract Owner is not a natural person, a change in the Annuitant is treated as the death of the Contract Owner; and

•      Delayed Annuity Starting Date. If the Contract’s annuity starting date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (e.g., after age 95), it is possible that the Contract would not be treated as an Annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.

Taxation of Distributions

General. When a Withdrawal from a nonqualified Contract occurs before the Contract’s annuity starting date, the amount received will be treated as ordinary income subject to federal income tax up to an amount equal to the excess (if any) of the Contact Value (unreduced by the amount of any surrender charge) immediately before the distribution over the Contract Owner’s investment in the Contract at that time. Investment in the Contract is generally equal to the amount of all premium payments to the Contract, plus amounts previously included in your gross income as the result of certain loans, assignments or gifts, less the aggregate amount of non-taxable distributions previously made.

In the case of a surrender under a nonqualified Contract, the amount received generally will be taxable only to the extent it exceeds the Contract Owner’s investment in the Contract (cost basis).

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10% Penalty. A distribution from a nonqualified Contract may be subject to a penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

•      Made on or after the taxpayer reaches age 59½;

•      Made on or after the death of a Contract Owner (the Annuitant if the Contract Owner is a non-natural person);

•      Attributable to the taxpayer’s becoming disabled as defined in the Tax Code;

•      Made as part of a series of substantially equal periodic payments (at least annually) over your life or life expectancy or the joint lives or joint life expectancies of you and your designated Beneficiary; or

•      The distribution is allocable to investment in the Contract before August 14, 1982.

The 10% penalty does not apply to distributions from an immediate annuity as defined in the Tax Code. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

Tax-Free Exchanges. Section 1035 of the Tax Code permits the exchange of a life insurance, endowment or annuity contract for an annuity contract on a tax-free basis. In such instance, the “investment in the contract” in the old contract will carry over to the new contract. You should consult with your tax and/or legal adviser regarding procedures for making Section 1035 exchanges.

If your Contract is purchased through a tax-free exchange of a life insurance, endowment or annuity contract that was purchased prior to August 14, 1982, then any distributions other than annuity payments will be treated, for tax purposes, as coming:

•      First, from any remaining “investment in the contract” made prior to August 14, 1982 and exchanged into the Contract;

•      Next, from any “income on the contract” attributable to the investment made prior to August 14, 1982;

•      Then, from any remaining “income on the contract”; and

•      Lastly, from any remaining “investment in the contract.”

In certain instances, the partial exchange of a portion of one annuity contract for another contract is a tax-free exchange. Pursuant to IRS guidance, receipt of partial Withdrawals or surrenders from either the original contract or the new contract during the 180 day period beginning on the date of the partial exchange may retroactively negate the partial exchange. If the partial exchange is retroactively negated, the partial Withdrawal or surrender of the original contract will be treated as a Withdrawal, taxable as ordinary income to the extent of gain in the original contract and, if the partial exchange occurred prior to you reaching age 59½, may be subject to an additional 10% penalty. We are not responsible for the manner in which any other insurance company, for tax reporting purposes, or the IRS, with respect to the ultimate tax treatment, recognizes or reports a partial exchange. We strongly advise you to discuss any proposed 1035 exchange or subsequent distribution within 180 days of a partial exchange with your tax and/or legal adviser prior to proceeding with the transaction.

Taxation of Annuity Payments. Although tax consequences may vary depending upon the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each subsequent annuity payment is subject to tax as ordinary income.

Annuity Contracts that are partially annuitized after December 31, 2010, are treated as separate contracts with their own annuity starting date and exclusion ratio. Specifically, an exclusion ratio will be applied to any amount received as an annuity under a portion of the annuity provided that annuity Payments are made for a period of 10 years or more or for life. Please consult your tax and/or legal adviser before electing a partial annuitization.

Death Benefits. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows:

•      If distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract; or

•      If distributed under a payment option, they are taxed in the same way as annuity payments.

Special rules may apply to amounts distributed after a Beneficiary has elected to maintain the Contract value and receive payments.

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Different distribution requirements apply if your death occurs:

•      After you begin receiving annuity payments under the Contract; or

•      Before you begin receiving such distributions.

If the your death occurs after you begin receiving annuity payments, distributions must be made at least as rapidly as under the method in effect at the time of your death.

If your death occurs before he or she begins receiving annuity payments, your entire balance must be distributed within five years after the date of your death. For example, if you die on September 1, 2015, your entire balance must be distributed by August 31, 2020. However, if distributions begin within one year of your death, then payments may be made over either of the following timeframes:

•      Over the life of the designated beneficiary; or

•      Over a period not extending beyond the life expectancy of the designated beneficiary.

If the designated beneficiary is your spouse, your Contract may be continued with the surviving spouse as the new Contract Owner. If the Contract Owner is a non-natural person and the primary Annuitant dies, the same rules apply on the death of the primary Annuitant as outlined above for the death of the Contract Owner.

Some Contracts offer a death benefit that may exceed the greater of the premium payments and the Contract Value.  Certain charges are imposed with respect to these death benefits.  It is possible that these charges (or some portion thereof) could be treated for federal tax purposes as a distribution from the contract.

Assignments and Other Transfers. A transfer, pledge or assignment of ownership of a Nonqualified Contract, the selection of certain annuity dates, or the designation of an Annuitant or payee other than an owner may result in certain tax consequences to you that are not discussed herein. The assignment, pledge or agreement to assign or pledge any portion of the Contract Value will be treated as a distribution for federal income tax purposes. Anyone contemplating any such transfer, pledge, assignment or designation or exchange, should consult a tax adviser regarding the potential tax effects of such a transaction.

Immediate Annuities. Under Section 72 of the Tax Code, an immediate annuity means an annuity:

•      That is purchased with a single purchase payment;

•      With annuity payments starting within one year from the date of purchase; and

•      That provides a series of substantially equal periodic payments made annually or more frequently.

While this Contract is not designed as an immediate annuity, treatment as an immediate annuity would have significance with respect to exceptions from the 10% early withdrawal penalty, to Contracts owned by non-natural persons, and for certain exchanges.

Multiple Contracts. Tax laws require that all nonqualified deferred annuity contracts that are issued by a company or its affiliates to the same Contract Owner during any calendar year be treated as one annuity contract for purposes of determining the amount includible in gross income under Tax Code Section 72(e). In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of Tax Code Section 72(e) through the serial purchase of annuity contracts or otherwise.

Withholding. We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. Withholding is mandatory, however, if the distributee fails to provide a valid taxpayer identification number or if we are notified by the IRS that the taxpayer identification number we have on file is incorrect. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. In addition, a 10% withholding rate applies to the taxable portion of any non-periodic payments. Regardless of whether you elect to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment.

Certain states have indicated that state income tax withholding will also apply to payments from the Contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. If you need more information concerning a particular state or any required forms, please contact Customer Service.

If you or your designated Beneficiary is a non-resident alien, then any withholding is governed by Tax Code Section 1441 based on the individual’s citizenship, the country of domicile and treaty status, and we may require additional documentation prior to processing any requested transaction.

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Taxation of Qualified Contracts

Eligible Retirement Plans and Programs.

  Individual Retirement Annuities (“IRA”).  Section 408 of the Tax Code permits eligible individuals to contribute to an Individual Retirement Annuity (“IRA”).  Certain employers may establish Simplified Employee Pension (“SEP”) or Savings Incentive Match Plan for Employees (“SIMPLE”) plans to provide IRA contributions on behalf of their employees;
  Roth IRA. Section 408A of the Tax Code permits certain eligible individuals to contribute to a Roth IRA, which provides for tax-free distributions, subject to certain restrictions. The IRS has not reviewed the Contracts described in this prospectus for qualification as IRAs and has not addressed, in a ruling of general applicability, whether the contract’s death benefit provisions comply with IRA qualification requirements.

Special Considerations for IRAs. IRAs are subject to limits on the amounts that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Contributions to IRAs must be made in cash or as a rollover or a transfer from another eligible plan. Also, distributions from IRAs, individual retirement accounts, and other types of retirement plans may be “rolled over” on a tax-deferred basis into an IRA. Beginning in 2015, you will not be able to roll over any portion of an IRA distribution if you rolled over a distribution during the preceding one-year period. However, the IRS has provided a transition rule for distributions in 2015. Specifically, a distribution occurring in 2014 that was rolled over is disregarded for this purpose if the 2015 distribution is from an IRA other than the IRA that made or received the 2014 distribution. Please note that this one rollover per year rule does not apply to:  (1) the conversion of a traditional IRA to a Roth IRA; (2) a rollover to or from a qualified plan; or (3) a trustee-to-trustee transfer between IRAs. Please consult your own tax and/or legal adviser if you have additional questions about these rules.

Sales of the Contract for use with IRAs may be subject to special requirements of the IRS. The IRS has not reviewed the Contract described in this prospectus for qualification as an IRA and has not addressed, in a ruling of general applicability, whether the Contract’s Death Benefit provisions comply with IRS qualification requirements.

Special Considerations for Roth IRAs. Contributions to a Roth IRA are subject to limits on the amount of contributions and the persons who may be eligible to contribute, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. Certain qualifying individuals may convert an IRA, SEP IRA, or a SIMPLE IRA to a Roth IRA. Such rollovers and conversions are subject to tax, and other special rules may apply. Beginning in 2015, you will not be able to roll over any portion of a Roth IRA distribution if you rolled over a distribution during the preceding one-year period. However, the IRS has provided a transition rule for distributions in 2015. Specifically, a distribution occurring in 2014 that was rolled over is disregarded for this purpose if the 2015 distribution is from a Roth IRA other than the Roth IRA that made or received the 2014 distribution. Please note that this one rollover per year rule does not apply to:  (1) the conversion of a traditional IRA to a Roth IRA; (2) a rollover to or from a qualified plan; or (3) a trustee-to-trustee transfer between Roth IRAs. Please consult your own tax and/or legal adviser if you have additional questions about these rules.

A 10% penalty may apply to amounts attributable to a conversion to a Roth IRA if the amounts are distributed during the five taxable years beginning with the year in which the conversion was made. Sales of a Contract for use with a Roth IRA may be subject to special requirements of the IRS. The IRS has not reviewed the Contracts described in this prospectus for qualification as Roth IRAs and has not addressed, in a ruling of general applicability, whether the Contract’s Death Benefit provisions comply with IRS qualification requirements.

Taxation

The tax rules applicable to qualified Contracts vary according to the type of qualified Contract and the specific terms and conditions of the qualified Contract and the terms and conditions of the qualified plan or program. The ultimate effect of federal income taxes on the amounts held under a qualified Contract, or on income phase (i.e., annuity) payments from a qualified Contract, depends upon the type of qualified Contract or program as well as your particular facts and circumstances. Special favorable tax treatment may be available for certain types of contributions and distributions. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan or program in order to continue receiving favorable tax treatment.

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Adverse tax consequences may result from:

•      Contributions in excess of specified limits;

•      Distributions before age 59½ (subject to certain exceptions);

•      Distributions that do not conform to specified commencement and minimum distribution rules; and

•      Certain other specified circumstances.

Some qualified plans and programs are subject to additional distribution or other requirements that are not incorporated into the Contract described in this prospectus. No attempt is made to provide more than general information about the use of the Contract with qualified plans and programs. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefit under these qualified plans and programs may be subject to the terms and conditions of the plan or program, regardless of the terms and conditions of the Contract. The Company is not bound by the terms and conditions of such plans and programs to the extent such terms contradict the language of the contract, unless we consent in writing.

Contract Owners and beneficiaries generally are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek tax and/or legal advice regarding the suitability of the Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with Proceeds from and/or contributions under retirement plans or programs that qualify for the intended special federal tax treatment.

Tax Deferral. Under federal tax laws, earnings on amounts held in annuity contracts are generally not taxed until they are withdrawn. However, in the case of a qualified plan (as described in this prospectus), an annuity contract is not necessary to obtain this favorable tax treatment and does not provide any tax benefits beyond the deferral already available to the qualified plan itself. Annuities do provide other features and benefits (such as the guaranteed death benefit or the option of lifetime income phase options at established rates) that may be valuable to you. You should discuss your alternatives with a qualified financial representative taking into account the additional fees and expenses you may incur in an annuity.

Contributions

In order to be excludable from gross income for federal income tax purposes, total annual contributions to certain qualified plans and programs are limited by the Tax Code. You should consult with a tax and/or legal adviser in connection with contributions to a qualified Contract.

Distributions - General

Certain tax rules apply to distributions from the Contract. A distribution is any amount taken from a Contract including withdrawals, income phase (i.e., annuity) payments, rollovers, exchanges and death benefit proceeds. We report the gross and taxable portions of all distributions to the IRS.

IRAs. All distributions from an IRA are taxed as received unless either one of the following is true:

•      The distribution is directly transferred to another IRA or to a plan eligible to receive rollovers as permitted under the Tax Code; or

•      You made after-tax contributions to the IRA. In this case, the distribution will be taxed according to rules detailed in the Tax Code.

10% Additional Tax. The Tax Code imposes a 10% additional tax on the taxable portion of any distribution from an IRA unless certain exceptions, including one or more of the following, have occurred:

•      You have attained age 59½;

•      You have become disabled, as defined in the Tax Code;

•      You have died and the distribution is to your Beneficiary;

•      The distribution amount is rolled over into another eligible retirement plan or to a traditional or Roth IRA in accordance with the terms of the Tax Code;

•      The distribution is paid directly to the government in accordance with an IRS levy;

•      The withdrawal amount is paid to an alternate payee under a Qualified Domestic Relations Order (“QDRO”); or

•      The distribution is a qualified reservist distribution as defined under the Tax Code.

In addition, the 10% additional tax does not apply to the amount of a distribution equal to unreimbursed medical expenses incurred by you during the taxable year that qualify for deduction as specified in the Tax Code. The Tax Code may provide other exceptions or impose other penalty taxes in other circumstances.

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Qualified Distributions – Roth IRAs. A partial or full distribution of purchase payments to a Roth IRA account and earnings credited on those purchase payments will be excludable from income if it is a qualified distribution. A “qualified distribution” from a Roth IRA is defined as a distribution that meets the following two requirements:

•      The distribution occurs after the five-year taxable period measured from the earlier of:

•         The first taxable year you made a designated Roth contribution to any designated Roth account established for you under the same applicable retirement plan as defined in Tax Code Section 402A;

•         If a rollover contribution was made from a designated Roth account previously established for your under another applicable retirement plan, the first taxable year for which you made a designated Roth contribution to such previously established account; or

•         The first taxable year in which you made an in-plan Roth rollover or non-Roth amounts under the same plan; AND

•      The distribution occurs after you attain age 59½, die with payment being made to your beneficiary, or become disabled as defined in the Tax Code.

A distribution from a Roth account that is not a qualified distribution is includible in gross income under the Tax Code in proportion to your investment in the Contract (basis) and earnings on the Contract.

Distributions - Eligibility

Lifetime Required Minimum Distributions (IRAs)

To avoid certain tax penalties, you and any designated beneficiary must also satisfy the required minimum distribution rules set forth in the Tax Code. These rules dictate the following:

•      Start date for distributions;

•      The time period in which all amounts in your Contract(s) must be distributed; and

•      Distribution amounts.

Start Date. Generally, you must begin receiving distributions by April 1 of the calendar year following the calendar year in which you attain age 70½ or retire, whichever occurs later.

Time Period. We must pay out distributions from the Contract over a period not extending beyond one of the following time periods:

•         Over your life or the joint lives of you and your designated Beneficiary; or

•         Over a period not greater than your life expectancy or the joint life expectancies of you and your designated Beneficiary.

Distribution Amounts. The amount of each required minimum distribution must be calculated in accordance with Tax Code Section 401(a)(9). The entire interest in the account includes the amount of any outstanding rollover, transfer, recharacterization, if applicable, and the actuarial present value of other benefits provided under the account, such as guaranteed death benefits.

50% Excise Tax. If you fail to receive the required minimum distribution for any tax year, a 50% excise tax may be imposed on the required amount that was not distributed.

Lifetime required minimum distributions are not applicable to Roth IRAs during your lifetime. Further information regarding required minimum distributions may be found in your Contract.

Required Distributions upon Death (IRAs and Roth IRAs)

Different distribution requirements apply after your death, depending upon if you have begun receiving required minimum distributions. Further information regarding required distributions upon death may be found in your Contract.

If your death occurs on or after the date you begin receiving minimum distributions under the Contract, distributions generally must be made at least as rapidly as under the method in effect at the time of your death. Tax Code Section 401(a)(9) provides specific rules for calculating the minimum required distributions after your death.

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If your death occurs before the date you begin receiving minimum distributions under the Contract, your entire balance must be distributed by December 31 of the calendar year containing the fifth anniversary of the date of your death. For example, if you die on September 1, 2015, your entire balance must be distributed to the designated Beneficiary by December 31, 2020. However, if distributions begin by December 31 of the calendar year following the calendar year of your death, then payments may be made within one of the following timeframes:

•         Over the life of the designated beneficiary; or

•         Over a period not extending beyond the life expectancy of the designated beneficiary.

Start Dates for Spousal Beneficiaries. If the designated beneficiary is your spouse, distributions must begin on or before the later of the following:

•         December 31 of the calendar year following the calendar year of your death; or

•         December 31 of the calendar year in which you would have attained age 70½.

No Designated Beneficiary. If there is no designated beneficiary, the entire interest generally must be distributed by the end of the calendar year containing the fifth anniversary of the Contract Owner’s death.

Special Rule for IRA Spousal Beneficiaries (IRAs and Roth IRAs Only). In lieu of taking a distribution under these rules, if the sole designated beneficiary is the Contract Owner’s surviving spouse, the spousal beneficiary may elect to treat the Contract as his or her own IRA and defer taking a distribution until his or her own start date. The surviving spouse is deemed to have made such an election if the surviving spouse makes a rollover to or from the Contract or fails to take a distribution within the required time period.

Withholding

Any taxable distributions under the Contract are generally subject to withholding. Federal income tax withholding rates vary according to the type of distribution and the recipient’s tax status.

IRAs and Roth IRAs. Generally, you or, if applicable, a designated beneficiary may elect not to have tax withheld from distributions.

Non Resident Aliens. If you or your designated beneficiary is a non-resident alien, withholding will generally be 30% based on the individual’s citizenship, the country of domicile and treaty status. We may require additional documentation prior to processing any requested distribution.

Assignment and Other Transfers

IRAs and Roth IRAs. The Tax Code does not allow a transfer or assignment of your rights under these Contracts except in limited circumstances. Adverse tax consequences may result if you assign or transfer your interest in the Contract to persons other than your spouse incident to a divorce. Anyone contemplating such an assignment or transfer should contact a tax and/or legal adviser regarding the potential tax effects of such a transaction.

Same-Sex Marriages

Before June 26, 2013, pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages were not recognized for purposes of federal law. On that date the U.S. Supreme Court held in United States v. Windsor that Section 3 of DOMA is unconstitutional. While valid same-sex marriages are now recognized under federal law and the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Tax Code Sections 72(s) and 401(a)(9) are now available to same-sex spouses, there are still unanswered questions regarding the scope and impact of the Windsor decision at a state level. Consequently, if you are married to a same-sex spouse you should contact a tax and/or legal adviser regarding spousal rights and benefits under the Contract described in this Prospectus and your particular tax situation.

Possible Changes in Taxation

Although the likelihood of changes in tax legislation, regulation, rulings and other interpretation thereof is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax and/or legal adviser with respect to legislative developments and their effect on the Contract.

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Taxation of the Company

We are taxed as a life insurance company under the Tax Code. The separate account is not a separate entity from us. Therefore, it is not taxed separately as a “regulated investment company” but is taxed as part of the Company.

We automatically apply investment income and capital gains attributable to the separate account to increase reserves under the Contracts. Because of this, under existing federal tax law we believe that any such income and gains will not be taxed to the extent that such income and gains are applied to increase reserves under the Contracts. In addition, any foreign tax credits attributable to the separate account will be first used to reduce any income taxes imposed on the separate account before being used by the Company.

In summary, we do not expect that we will incur any federal income tax liability attributable to the separate account and we do not intend to make any provision for such taxes. However, changes in federal tax laws and/or their interpretation thereof may result in our being taxed on income or gains attributable to the separate account. In this case we may impose a charge against the separate account (with respect to some or all of the Contracts) to set aside provisions to pay such taxes. We may deduct this amount from the separate account, including from your Contract Value invested in the subaccounts.

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Statement of Additional Information

Table of Contents

        Item

•         General Information and History

•         Separate Account B of Voya Insurance and Annuity Company

•         Offering and Purchase of Contracts

•         Accumulation Unit Value

•         Sales Material and Advertising

•         Experts

•         Financial Statements of Voya Insurance and Annuity Company

•         Financial Statements of the Separate Account B of Voya Insurance and Annuity Company

Please tear off, complete and return the form below to request, free of charge, a Statement of Additional Information for the contract offered under this prospectus.  Send the completed form to Customer Service at P.O. Box 10450, Des Moines, IA, 50306-0450.

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PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B, Voya PotentialPlus Annuity (333-196391 and 333-196392).

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_________________________________________________

Name

_________________________________________________

Street Address

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City, State, Zip

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47

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Not Applicable

Item 15. Indemnification of Directors and Officers

Voya Insurance and Annuity Company (VIAC) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of VIAC as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

VIAC may also, to the extent permitted by law, indemnify any other person who is or was serving VIAC in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Iowa, Voya Financial, Inc. maintains Professional Liability and Fidelity bond, Employment Practices liability and Network Security insurance policies issued by an international insurer. The policies cover Voya Financial, Inc. and any company in which Voya Financial, Inc. has a controlling financial interest of 50% or more.  These policies include either or both the principal underwriter, the depositor and any/all assets under the care, custody and control of Voya Financial, Inc. and/or its subsidiaries.  The policies provide for the following types of coverage: Errors and Omissions/Professional Liability, Employment Practices liability and Fidelity/Crime (a/k/a “Financial Institutional Bond”) and Network Security (a.k.a. “Cyber/IT”).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibits:
1(i)

Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between Directed Services LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 55 to a Registration Statement on Form N4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(ii)

Amendment No. 1 to the Intercompany Agreement dated December 1, 2013 (effective December 23, 2013) to the Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between Directed Services LLC (DSL) and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 44 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 9, 2014 (File Nos. 333-30180, 811-05626).

1(iii)

Amendment No. 2 to the Intercompany Agreement dated December 22, 2010 (effective September 30, 2014) between Directed Services LLC (DSL) and ING USA Annuity and Life Insurance Company (now known as “Voya Insurance and Annuity Company”, or “VIAC”), incorporated herein by reference to Post-Effective Amendment No. 23 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on December 30, 2014 (File Nos. 333-133944, 811-05626).

1(iv)

Amendment No. 3 to the Intercompany Agreement dated December 22, 2010 (effective April 1, 2015) between Directed Services LLC ("DSL") and Voya Insurance and Annuity Company (“VIAC”), incorporated herein by reference to Post-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on April 7, 2015 (File Nos. 333-196391, 811-05626).

1(v)

Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING Investment Management Co. LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post Effective Amendment No. 55 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(vi)

Amendment No. 1 to the Intercompany Agreement dated December 1, 2013 (effective December 23, 2013) to the Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING Investment Management LLC (IIM) and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 44 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 9, 2014 (File Nos. 333-30180, 811-05626).

1(vii)

Amendment No. 2 to the Intercompany Agreement dated December 22, 2010 (effective September 30, 2014) between ING Investment Management LLC (IIM) (now known as “Voya Investment Management LLC”, or “VIM”) and ING USA Annuity and Life Insurance Company (now known as “Voya Insurance and Annuity Company”, or “VIAC”), incorporated herein by reference to Post-Effective Amendment No. 23 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on December 30, 2014 (File Nos. 333-133944, 811-05626).

4(i)

Flexible Premium Deferred Combination Variable and Fixed Annuity Contract (IU-IA-4040), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on November 24, 2014 (File No. 333-196392).

4(ii)

Individual Retirement Annuity Endorsement (IU-RA-3125), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on November 24, 2014 (File No. 333-196392).

4(iii)

Roth Individual Retirement Annuity Endorsement (IU-RA-3126), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on November 24, 2014 (File No. 333-196392)..

4(iv)

SIMPLE Individual Retirement Annuity Endorsement (IU-RA-3127), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on November 24, 2014 (File No. 333-196392)..

4(v)

Unisex Endorsement (IU-RA-4043), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on November 24, 2014 (File No. 333-196392).

4(vi)

Flexible Premium Deferred Combination Variable and Fixed Annuity Application (168144 12/2014), incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on November 24, 2014 (File No. 333-196392).

5	Opinion of Counsel, attached.

23(i)	Consent of Independent Registered Public Accounting Firm, attached.

23(ii)	Consent of Counsel (included in Exhibit (5) above).

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Powers of Attorney, incorporated herein by reference to the Signature page of the Initial Registration Statement on Form S-3 for Voya Insurance and Annuity Company, as filed with the Securites and Exchange Commission on May 30, 2014 (File No. 333-196392) and to the Power of Attorney included in Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 11, 2014 (File No. 333-196392).

Exhibits other than those listed above are omitted because they are not required or are not applicable.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Reg. 229.512. Item 512 of Regulation S-K:

(a)           Rule 415 offerings.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)(ii)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Filings incorporating subsequent Exchange Act documents by reference:  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Request for Acceleration of Effective Date:  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut, on April 7, 2015.

By:	Voya Insurance and Annuity Company (Registrant)

By:	/s/ Michael S. Smith
Michael S. Smith*
President and Director (principal executive officer)

By:	/s/ J. Neil McMurdie
J. Neil McMurdie as Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2015.

Signatures	Titles

/s/ Michael S. Smith	Director and President
Michael S. Smith*	(principal executive officer)

/s/ Steven T. Pierson	Senior Vice President and Chief Accounting Officer
Steven T. Pierson*

/s/ David P. Wiland	Senior Vice President and Chief Financial Officer
David P. Wiland*

/s/ Ewout L. Steenbergen	Director
Ewout L. Steenbergen*

/s/ Chetlur S. Ragavan	Director
Chetlur S. Ragavan*

/s/ Alain M. Karaoglan	Director
Alain M. Karaoglan*

/s/ Rodney O. Martin	Director
Rodney O. Martin*

By:	/s/ J. Neil McMurdie
J. Neil McMurdie as Attorney-in-Fact

*Executed by J. Neil McMurdie on behalf of those indicated pursuant to Powers of Attorney.

ITEM	EXHIBIT	PAGE #

16(5)	Opinion of Counsel	EX-5
16(23)(i)	Consent of Independent Registered Public Accounting Firm	EX-23.i
16(23)(ii)	Consent of Counsel	EX-23.ii*

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*Included in Exhibit 5 above